Exhibit 4.1

GAMESTOP CORP.,

as the Issuer, and

The Subsidiary Guarantors party hereto,

as the Subsidiary Guarantors

10.00% SENIOR SECURED NOTES DUE 2023

INDENTURE

Dated as of July 6, 2020

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

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ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	99

Section 9.02	With Consent of Holders of Notes	102

Section 9.03	Revocation and Effect of Consents	103

Section 9.04	Notation on or Exchange of Notes	103

Section 9.05	Trustee to Sign Amendments, etc.	104

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01	Satisfaction and Discharge	104

Section 10.02	Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	105

Section 10.03	Repayment to Issuer	105

ARTICLE 11
SUBSIDIARY GUARANTEES

Section 11.01	Subsidiary Guarantee	105

Section 11.02	Limitation on Subsidiary Guarantor Liability	106

Section 11.03	Execution and Delivery of Subsidiary Guarantee	107

Section 11.04	Releases	107

ARTICLE 12
COLLATERAL

Section 12.01	The Collateral	107

Section 12.02	Further Assurances; After-Acquired Property	109

Section 12.03	Release of Liens on the Collateral.	109

Section 12.04	Authorization of Actions to be Taken by the Trustee or the Notes Collateral Agent Under the Security Documents	110

Section 12.05	Regarding the Notes Collateral Agent	111

ARTICLE 13
MISCELLANEOUS

Section 13.01	Notices	113

Section 13.02	Certificate and Opinion as to Conditions Precedent	114

Section 13.03	Statements Required in Certificate or Opinion	114

Section 13.04	Rules by Trustee and Agents	115

Section 13.05	No Personal Liability of Directors, Officers, Affiliates, Employees and Stockholders	115

Section 13.06	Governing Law	115

Section 13.07	No Adverse Interpretation of Other Agreements	115

Section 13.08	Successors	115

Section 13.09	Severability	115

Section 13.10	Consent to Jurisdiction and Service of Process	115

Section 13.11	Counterpart Originals	116

Section 13.12	Table of Contents, Headings, etc.	116

Section 13.13	Payments Due on Non-Business Days	116

Exhibit A	–	FORM OF NOTE

Exhibit B	–	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	–	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	–	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	–	FORM OF SUPPLEMENT INDENTURE

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This INDENTURE, dated as of July 6, 2020, is by and between GAMESTOP CORP. (the “Issuer”), the Subsidiary Guarantors party hereto (the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”).

The Issuer, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.00% Senior Secured Notes due 2023 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires,

“144A Global Notes” means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Administrative Agent” means Bank of America, N.A. in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Collateral Agent” means Bank of America, N.A. in its capacity as the collateral agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of March 25, 2014, by and among (i) the Issuer and certain of the Issuer’s Subsidiaries, as Borrowers, (ii) Bank of America, N.A., as Agent and (iii) the other agents and lenders named therein, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, extended, or otherwise modified or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing or replacing (including increasing the amount of borrowings or other Debt outstanding or available to be borrowed thereunder), all or any portion of the Debt under such agreement, and any successor or replacement agreement or agreements with the same or any other agent, creditor, lender or group of creditors or lenders; it being understood and agreed for the avoidance of doubt that any Foreign ABL Facility may be governed by the ABL Credit Agreement.

“ABL Credit Facility” means the Debt represented by the ABL Credit Agreement.

“ABL Documents” means the ABL Credit Agreement, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement (which may include any Foreign ABL Facility) or any Pari Passu ABL Lien Debt

(which may include any Foreign ABL Facility), as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased, replaced or refinanced from time to time.

“ABL Obligations” means all Debt, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents that is secured by a Permitted Lien described under clause (i) of the definition thereof (and, with respect to any Foreign ABL Facility, Liens on the assets and/or equity interests of any Foreign Restricted Subsidiary and/or Excluded Entity party thereto), and all other obligations of the Issuer or any Restricted Subsidiary in respect thereof, including, without limitation, obligations in respect of Bank Product Services and/or Cash Management Services and, if applicable, obligations under a Foreign ABL Facility.

“ABL Priority Collateral” consists of the following assets of the Issuer and/or any Subsidiary Guarantor:

(a)    all Accounts and Receivables (other than Accounts and Receivables arising under agreements for the sale of Notes Priority Collateral to the extent constituting identifiable proceeds of such Notes Priority Collateral);

(b)    all Payment Intangibles, including all intercompany loans, corporate and other tax refunds and all Credit Card Receivables and all other rights to payment arising therefrom in a credit card, debit card, prepaid card or other payment card transaction (other than any Payment Intangible constituting identifiable proceeds of Notes Priority Collateral);

(c)    all Inventory;

(d)    all Deposit Accounts, Securities Accounts and Commodity Accounts (including the cash management accounts, the blocked accounts, the lockbox accounts and the government lockbox accounts) and all cash, Cash Equivalents and other assets contained in, or credit to, and all Securities Entitlements arising from, any such Deposit Accounts, Securities Accounts or Commodity Accounts (in each case, other than any identifiable proceeds of Notes Priority Collateral);

(e)    all rights to business interruption insurance and all rights to credit insurance with respect to any Accounts (in each case, regardless of whether the ABL Collateral Agent is the loss payee with respect thereto);

(f)    solely to the extent evidencing, governing, securing or otherwise relating to any of the items constituting ABL Priority Collateral under clauses (a) through (e) above, (i) all General Intangibles (excluding any intellectual property and Capital Stock of Subsidiaries of the Issuer, but including contract rights and all rights as consignor or consignee, whether arising by contract, statute or otherwise), (ii) Instruments (including Promissory Notes), (iii) Documents (including each warehouse receipt or bill of lading covering any Inventory), (iv) licenses from any governmental authority to sell any Inventory and (v) Chattel Paper;

(g)    all collateral and guarantees given by any other person with respect to any of the foregoing, and all other Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(h)    all books and Records to the extent relating to any of the foregoing; and

(i)    all products and proceeds of the foregoing.

Capitalized terms used in this definition but not otherwise defined in this Indenture shall have the meanings assigned to such terms in the UCC.

“ABL Secured Parties” means the ABL Collateral Agent and any holders of ABL Obligations.

“Acquired Debt” means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(a)    any Property (other than cash, securities and Capital Stock) to be owned by the Issuer or any Restricted Subsidiary and used or useful in a Permitted Business;

(b)    Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary from any Person other than the Issuer or an Affiliate of the Issuer; or

(c)    Capital Stock of a Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture pursuant to Sections 2.02 and 2.14 hereof and in compliance with Sections 4.09 and 4.11 hereof.

“Affiliate” of any specified Person means:

(a)    any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)    any other Person who is a director or executive officer of:

(1)    such specified Person,

(2)    any Subsidiary of such specified Person, or

(3)    any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to the Notes at any Make-Whole Redemption Date, the greater of:

(1)    1.00% of the principal amount of such Notes; and

(2)    the excess of:

(A)    the present value at such Make-Whole Redemption Date of (i) the redemption price of such Notes at March 15, 2022 set forth in Section 3.07(a) plus (ii) all interest required to be paid on such Notes from the date of redemption through March 15, 2022 (excluding accrued and unpaid interest, if any, to but not including the redemption date) computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over

(B)    the principal amount of such Notes.

The Applicable Premium shall be calculated by the Issuer.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary or any Participant that apply to such transfer, redemption or exchange.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)    any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b)    any other Property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

(1)    any disposition by (A) a Restricted Subsidiary to the Issuer, (B) the Issuer or a Restricted Subsidiary to a Subsidiary Guarantor, (C) a Restricted Subsidiary that is not a Subsidiary Guarantor to a Wholly Owned Restricted Subsidiary or (D) the Issuer or a Restricted Subsidiary of assets that do not constitute Collateral to a Restricted Subsidiary;

(2)    any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10 hereof;

(3)    any disposition effected in compliance with Section 5.01(a) hereof;

(4)    any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(5)    any sale of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(6)    any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for consideration of less than $15.0 million;

(7)    the creation of any Permitted Lien and/or any Lien not restricted by this Indenture; and

(8)    any disposition of an Unrestricted Subsidiary.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)    the sum of the product of (i) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (ii) the amount of such payment by

(b)    the sum of all such payments.

“Bank Obligations” means, without duplication, the Obligations of the Issuer under any Credit Facility (including the ABL Credit Facility) and Hedging Agreements in respect of such Credit Facilities.

“Bank Product Services” means Hedging Agreements, purchase cards, supply chain financing and leasing services.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law.

“Board of Directors” means the board of directors of the Issuer, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or a day on which commercial banks are authorized or required by law to close in New York City, New York.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds (or the Fair Market Value of any non-cash proceeds) received by the Issuer from the issuance or sale (other than to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Restricted Subsidiary for the benefit of their employees) by the Issuer of its Capital Stock (other than Disqualified Stock), including upon the exercise of warrants, options or other rights, or warrants, options or other rights to purchase its Capital Stock (other than Disqualified Stock) after the Settlement Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Management Services” means any of the following: treasury and/or cash management services, including, without limitation, netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement services, ACH transactions, return items, interstate depository network services, foreign exchange facilities, deposit and other accounts and merchant services (including, for the avoidance of doubt, all “Cash Management Services” as defined in the ABL Credit Agreement).

“Change of Control” means the occurrence of any of the following events:

(1)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all Voting Stock of the Issuer;

(2)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

(3)    the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Capital Stock of the Issuer is converted into or exchanged for cash, securities or other Property, other than any such transaction where the Capital Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Capital Stock (other than Disqualified Stock) of the surviving or transferee Person representing at least a majority of the voting power of all Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(4)    the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means Notes Priority Collateral and ABL Priority Collateral.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a)    the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date to

(b)    Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)    if

(A)    since the beginning of such period the Issuer or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt (other than, in either case, Debt under a revolving credit facility); or

(B)    the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt;

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated on a pro forma basis as if the Issuer or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2)    if

(A)    since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

(B)    the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition which constitutes all or substantially all of an operating unit of a business; or

(C)    since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition which constitutes all or substantially all of an operating unit of a business;

then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

For the purpose of this definition, whenever pro forma effect is to be given to any sale, purchase or other transaction, or the amount of income or earnings relating thereto and the amount of the Consolidated Interest Expense associated with any Debt Incurred or Repaid in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such sale, purchase or other transaction, subject to the limitations described in the definition of “EBITDA”) shall be as determined in good faith by the chief financial officer of the Issuer. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Issuer shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and, to the extent Incurred by the Issuer or its Restricted Subsidiaries,

(a)    interest expense attributable to Capital Lease Obligations;

(b)    amortization of debt discount;

(c)    capitalized interest;

(d)    non-cash interest expense;

(e)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f)    net costs associated with obligations under Hedging Agreements (including amortization of fees) in respect of Debt;

(g)    Disqualified Stock Dividends;

(h)    Preferred Stock Dividends; and

(i)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Issuer or any Restricted Subsidiary,

but excluding amortization of debt issuance cost, and commitment fees, which shall be excluded from Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a)    any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

(1)    subject to the exclusion contained in clause (d) below, the equity of the Issuer and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

(2)    the equity of the Issuer and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(b)    any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Issuer, except that:

(1)    subject to the exclusion contained in clause (d) below, the equity of the Issuer and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2)    the equity of the Issuer and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; provided, that for the purpose of calculating Consolidated Net Income as a component of EBITDA, the exclusion from Consolidated Net Income set forth in this clause (b) with respect to a Foreign Restricted Subsidiary shall be disregarded;

(c)    any gain (or loss) realized upon the sale or other disposition of any Property of the Issuer or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business;

(d)    any extraordinary, non-recurring or unusual gain or loss and any gain or loss in connection with the extinguishment or refinancing of Debt;

(e)    the cumulative effect of a change in accounting principles;

(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Issuer or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Issuer (other than Disqualified Stock); and

(g)    the non-cash effects of purchase accounting under Accounting Standards Codification of the Financial Accounting Standards Board 805 and the amortization of intangibles and any impairment thereof.

Notwithstanding the foregoing, for purposes of Section 4.10 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iii)(D) thereof.

“Controlled Foreign Corporation” means any entity that is a “controlled foreign corporation” under Section 957 of the Code.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.01 hereof, or such other address as to which the Trustee may give notice to the Issuer.

“Credit Card Issuer” means mean any person (other than the Issuer and/or any Subsidiary) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche, Comenity Capital Bank and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the ABL Administrative Agent pursuant to the ABL Credit Agreement.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to the Issuer’s and/or any Subsidiary Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivable” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to the Issuer and/or any Subsidiary Guarantor resulting from charges by a customer of the Issuer and/or any Subsidiary Guarantor on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by the Issuer and/or any Subsidiary Guarantor, or services performed by the Issuer and/or any Subsidiary Guarantor, in each case in the ordinary course of its business.

“Credit Facilities” means with respect to the Issuer and/or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other lenders, bondholders or other investors (including the ABL Credit Facility and/or, without duplication, any Foreign ABL Facility) or indentures, in each case, providing for revolving credit loans, term loans, notes, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancings thereof.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)    the principal of and premium (if any) in respect of:

(1)    debt of such Person for money borrowed, and

(2)    debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)    all Capital Lease Obligations of such Person;

(c)    all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)    the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person that is not a Guarantor, any Preferred Stock (measured, in each case, at the greater of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends);

(f)    all obligations of the type referred to in clauses (a) through (e) above of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)    all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h)    to the extent not otherwise included in this definition, obligations of such Person with respect to Hedging Agreements.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Agreement obligation shall be equal to:

(1)    zero if such Hedging Agreement obligation has been Incurred pursuant to clause (v) or (vi) of Section 4.09(b) hereof; or

(2)    the amount of such Hedging Agreement obligation as determined in accordance with GAAP if not Incurred pursuant to such clauses.

Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, trade payables, other current liabilities Incurred in the ordinary course of business and any liability for federal, state or local income taxes or other taxes, (b) any realization of a Permitted Lien, (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt and (d) customary indemnification obligations and post-closing adjustments of sellers under acquisitions. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with the Incurrence of such Debt under Section 4.09 hereof, the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the period for the most recent audited financial statements.

For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or its Restricted Subsidiaries (provided that in connection with an Asset Sale of Collateral such non-cash consideration may not be received by a non-Guarantor Subsidiary) in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, in an amount not to exceed $25.0 million (with the Fair Market Value being measured at the time received without giving effect to subsequent changes in value) at any time outstanding.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)    is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c)    is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock; on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Issuer held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Issuer.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Restricted Subsidiary.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“EBITDA” means, for any period, an amount equal to, for the Issuer and its consolidated Restricted Subsidiaries:

(a)    the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1)    the provision for taxes based on income or profits or utilized in computing net loss;

(2)    Consolidated Interest Expense;

(3)    depreciation;

(4)    amortization of intangibles;

(5)    any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

(6)    costs, fees, expenses or premiums paid during such period in connection with (a) any actual, proposed or contemplated incurrence of Debt or issuance of Capital Stock or refinancing thereof, or (b) any purchase or acquisition by the Issuer or any Restricted Subsidiary of (i) the Capital Stock of another Person or (ii) all or any substantial portion of the property (other than Capital Stock) of, or a business unit of, another Person, whether or not involving a merger or consolidation with such Person (and whether or not consummated) or any disposition of any Restricted Subsidiary or all or any substantial portion of the property of, or a business unit of, the Issuer or any Restricted Subsidiary (whether or not consummated);

(7)    unusual or non-recurring charges, costs or expenses, including, without limitation, restructuring charges or reserves, severance, relocation costs and one-time compensation charges, and costs relating to the opening, closure, relocation and/or consolidation of facilities or impairment of facilities, including in each case as a result of or in response to a pandemic;

(8)    costs, fees, expenses or charges attributable to the undertaking and/or implementation of cost savings initiatives, cost rationalization programs, operating expense reductions, business optimization and/or synergies and restructuring charges;

(9)    any gains, charges or losses from disposed, abandoned or discontinued operations and any gain or loss on disposal of disposed, discontinued or abandoned operations; and

(10)    the amount of “run rate” cost savings, operating expense reductions and synergies that are expected in good faith to be realized as a result of actions taken or expected to be taken after the date of any acquisition, disposition, divestiture, restructuring or the implementation of any cost savings, operating improvement or other similar initiative, as applicable, calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized from the first day of such period and during the entirety of such period; provided that (i) such actions are expected to be taken within 18 months of the event giving rise thereto and (ii) that the aggregate amount added back pursuant to this clause (10) shall not exceed for any period of four consecutive fiscal quarters (i) from the Settlement Date until one year after the Settlement Date, 30% of EBITDA, and (ii) thereafter, 20% of EBITDA (in each case calculated after giving effect to any adjustment pursuant to this clause (10)); minus

(b)    all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means an offering of Capital Stock of the Issuer in a private or public offering other than securities issued as incentive compensation or in an offering pursuant to a Form S-4 (or any successor form).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the Issuer’s offer to exchange Notes for Existing Senior Notes described in the Offering Memorandum.

“Excluded Accounts” means (a) deposit accounts exclusively holding (i) cash collateral securing one or more reimbursement obligations under letters of credit, surety bonds or Hedging Agreements, which letters of credit, surety bonds or Hedging Agreements, as applicable, are otherwise not Obligations, all to the extent permitted under this Indenture, or (ii) proceeds of ABL Priority Collateral, (b) any escrow, fiduciary and/or trust accounts for the benefit of another Person (other than the Issuer or the Subsidiary Guarantors) established in the ordinary course of business, (c) any deposit account with an average daily balance equal to or less than $100,000; provided that the aggregate average daily balance of all such accounts does not at any one time exceed $1,000,000, (d) any deposit account that contains solely Excluded Property (other than clause (e) of the definition of “Excluded Property”) and (e) any deposit account solely and exclusively used for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement.

“Excluded Entity” means (a) any FSHCO, (b) any direct or indirect subsidiary of a Controlled Foreign Corporation or (c) any entity that is disregarded as a separate entity of a Controlled Foreign Corporation or a FSHCO for United States federal income tax purposes.

“Excluded Property” means:

(a)    any general intangibles (other than payment intangibles), leases, licenses, contracts, or agreements to which any Grantor is a party (i) that validly prohibits the creation by such Grantor of a security interest therein or thereon, unless consent has been obtained by any applicable third party required to provide such consent to the creation of such security interest or (ii) to the extent that applicable law prohibits the creation of such a security interest therein or thereon;

(b)    any real property;

(c)    assets, with respect to which (i) any applicable law, rule or regulation prohibits the creation or perfection of security interests therein and/or (ii) to the extent the same does not secure the ABL Obligations or other Pari Passu ABL Lien Debt, any governmental or regulatory consent, approval, license or authorization would be required to create a security interest therein;

(d)    any applications for any trademarks that have been filed with the United States Patent and Trademark Office on the basis of “intent-to-use” with respect to such marks, unless and until a statement of use or amendment to allege use is filed and accepted by the United States Patent and Trademark Office or any other filing is made or circumstances change so that the interests of a Grantor in such marks is no longer on an “intent-to-use” basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and Liens granted by the Grantors to the Notes Collateral Agent;

(e)    Excluded Accounts;

(f)    any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;

(g)    Equity Interests (i) in any joint venture with a third party that is not an Affiliate of the Issuer, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture and (ii) to the extent the same does not secure the ABL Obligations or other Pari Passu ABL Lien Debt, (A) constituting margin stock, (B) in any captive insurance subsidiary and/or (C) in any not-for-profit subsidiary;

(h)    any of the outstanding Equity Interests of any Excluded Entity and/or any Foreign Restricted Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such Excluded Entity or Foreign Restricted Subsidiary entitled to vote within the meaning of United States Treasury Regulation Section 1.956-2(c)(2);

(i)    to the extent the same does not secure the ABL Obligations or other Pari Passu ABL Lien Debt of any Grantor, any non-U.S. asset to the extent the grant or perfection of a security interest in which would result in material adverse tax consequences to the Issuer and/or any Guarantor as determined by the Issuer in good faith and specified in a written notice to the Notes Collateral Agent;

(j)    to the extent the same does not secure the ABL Obligations or other Pari Passu ABL Lien Debt, any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract and, other than with respect to assets subject to capital leases and purchase money financings, is binding on such asset at the time of its acquisition and not entered into in contemplation thereof and/or (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC and other applicable requirements of law) the terms of any contract with respect to such asset that is, other than with respect to assets subject to capital leases and purchase money financings and restrictions on cash deposits permitted under the Indenture, binding on such asset at the time of its acquisition and not entered into in contemplation thereof;

(k)    any asset (i) constituting ABL Priority Collateral with respect to which the Issuer and the ABL Administrative Agent have reasonably determined that the cost, burden or consequence (including any effect on the ability of the Issuer and its subsidiaries to conduct their operations and business in the ordinary course) of obtaining or perfecting a security interest therein outweighs the benefit of the security interest afforded thereby and/or (ii) constituting Notes Priority Collateral with respect to which the Issuer and the Notes Collateral Agent have reasonably determined that the cost, burden or consequence (including any effect on the ability of the Issuer and its subsidiaries to conduct their operations and business in the ordinary course) of obtaining or perfecting a security interest therein outweighs the benefit of the security interest afforded thereby;

(l)    cash, cash equivalents or other assets comprised of any other funds which the Issuer and/or any Subsidiary Guarantor holds in trust or as an escrow or fiduciary for another person in the ordinary course of business to the extent on deposit in an Excluded Account; and

(m)    any assets subject to a Lien of the types described in clauses (b), (c) and (d) of the definition of “Permitted Liens” and proceeds thereof, to the extent that (and only for so long as) the documents governing the related Debt prohibit other Liens on such assets; provided that such assets (i) shall automatically cease to be Excluded Property at such time as the documents governing such Debt no longer prohibit other Liens on such assets and (ii) shall not be Excluded Property to the extent that the documents governing such Debt permit the granting of a Lien for the benefit of the Credit Parties (as defined in the Intercreditor Agreement as in effect on the Settlement Date) junior to the Lien pursuant to such documents;

provided that, in each case described in clauses (a), (c) and (j) above, such property shall constitute “Excluded Property” only to the extent and for so long as such general intangible, contract, instrument, license, permit, lease or other document or applicable law validly prohibits the creation of a Lien on such property or asset in favor of the Notes Collateral Agent and, upon termination of such prohibition (howsoever occurring), such property or asset shall cease to constitute “Excluded Property”; provided further that (x) the limitation set forth in clauses (a), (c) and (j) above shall not affect, limit, restrict or impair the grant by the Issuer or any Subsidiary Guarantor of a security interest in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity and (y) “Excluded Property” shall not include the right to receive any proceeds arising therefrom or any other rights referred to in Sections 9-406(f), 9-407(a), or 9-408(a) of the UCC or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property). Terms used in this definition of Excluded Property are defined more particularly in the UCC.

“Existing Senior Notes” means the Issuer’s 6.750% Senior Notes due 2021 issued under that certain Indenture dated September 24, 2014 among the Issuer, the Subsidiary Guarantors party thereto and U.S. Bank National Association as Trustee.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, if such Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction, delivered to the Trustee. Fair Market Value of a Property that is $25.0 million or less shall be determined by any Officer in good faith.

“Foreign ABL Facility” means, with respect to the one or more Foreign Restricted Subsidiaries, an indebtedness facility with banks, other institutional lenders and/or other investors providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances or other borrowings, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended, modified or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing or replacing (including increasing the amount of borrowings or other Debt outstanding or available to be borrowed thereunder), all or any portion of the Debt under such agreement, and any successor or replacement agreement or agreements with the same or any other agent, creditor, lender or group of creditors or lenders; provided that, to the extent any such

Foreign ABL Facility is Guaranteed by the Issuer or any Subsidiary Guarantor, if such Guarantee is secured by Collateral, at the option of the Issuer, either (i) an authorized representative of the holders of such Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein and such representatives and holders shall be bound by the terms thereof as ABL Secured Parties or (ii) such Debt shall constitute Junior Lien Debt. It is understood and agreed for the avoidance of doubt that any Foreign ABL Facility may be, but is not required to be, governed by the same documentation as any other ABL Credit Facility.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of a jurisdiction other than the United States of America, any state thereof or any territory or possession of the United States of America.

“FSHCO” means any person substantially all of the assets of which consist of Equity Interests of one or more Controlled Foreign Corporations or FSHCOs; provided that for this definition, the term “Equity Interests” includes all interests in Controlled Foreign Corporations or FSHCOs treated as equity for U.S. federal income tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America, which were in effect on Settlement Date, except for any reports required to be delivered pursuant to Section 4.03 hereof, which shall be prepared in accordance with GAAP as in effect on the date thereof. Notwithstanding anything to the contrary contained in this Indenture, only those leases that would constitute Capital Lease Obligations in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842) shall be considered Capital Lease Obligations, and all calculations and deliverables under this Indenture shall be made or delivered, as applicable, in accordance therewith.

“Global Note Legend” means the legend set forth in Section 2.06(d)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Grantors” means, collectively, the Issuer and the Subsidiary Guarantors.

“Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person, or

(b)    entered into for the primary purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1)    endorsements for collection or deposit in the ordinary course of business, or

(2)    a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person Guaranteeing any obligation.

“Hedging Agreement” means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and

“Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09 hereof, the following shall not be deemed to be the separate Incurrence of Debt:

(i)    amortization of debt discount or accretion of principal with respect to Debt issued with original issue discount;

(ii)    the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(iii)    unrealized losses or charges in respect of obligations under Hedging Agreements;

(iv)    increases in the amount of Debt outstanding solely as a result of fluctuations in currencies or exchange rates or increases in the value of property securing Debt; or

(v)    increases in the amount of Debt solely as a result of purchase accounting adjustments related to derivative financial instruments.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Issuer.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $216,422,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of the Note.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 hereof and the definitions of “Restricted Payment” and “Unrestricted Subsidiary,” the term “Investment” shall include the portion (proportionate to the Issuer’s or its Restricted Subsidiaries’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary (proportionate to the Issuer’s equity interest in such Unrestricted Subsidiary) of an amount (if positive) equal to:

(a)    the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)    the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating of both Baa3 or higher (or the equivalent) by Moody’s and BBB- or higher (or the equivalent) by S&P.

“Investment Grade Status” shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing both any ABL Obligations of the Issuer and/or any Subsidiary Guarantor and Secured Notes Collateral Obligations pursuant to the Junior Lien Intercreditor Agreement, granted by the Issuer or any Subsidiary Guarantor to secure Junior Lien Obligations.

“Junior Lien Debt” means any Debt (other than intercompany Debt owing to the Issuer or its affiliates) of the Issuer or any Subsidiary Guarantor (including any Permitted Refinancing Debt in respect thereof) that is secured by a Junior Lien pursuant to a Permitted Lien described under clause (i), (p), (q) or (r) of the definition thereof; provided that, in the case of any Debt referred to in this definition:

(1)    such Debt does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the Stated Maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer or prepayment provisions);

(2)    on or before the date on which the first such Debt is incurred by the Issuer or any Subsidiary Guarantor, the Issuer shall deliver to each Secured Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Debt shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with an Officer’s Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3)    on or before the date on which any such Debt is incurred by the Issuer or any Subsidiary Guarantor, such Debt is designated by the Issuer, in an Officer’s Certificate delivered to the Junior Lien Representative and each Secured Representative, as “Junior Lien Debt” under this Indenture; and

(4)    a Junior Lien Representative is designated with respect to such Debt and executes and delivers the Junior Lien Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Debt.

“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Debt.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement which subordinates the Liens on the Collateral of the holders of the Junior Lien Debt to the Liens on the Collateral of each of the holders of ABL Obligations and Pari Passu ABL Lien Debt and the holders of the Secured Notes Collateral Obligations and the terms of which subordination are consistent with market terms (in the view of the ABL Collateral Agent or, if the ABL Collateral Agent has been replaced, any other agent for the holders of ABL Obligations) governing security arrangements for the subordination and sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Debt subject thereto.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any series of Junior Lien Debt, the trustee, agent or representative of the holders of such series of Junior Lien Debt who is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Debt, together with its successors and assigns in such capacity.

“Leverage Ratio” means, as of any date of determination, the ratio of:

(1)    the aggregate outstanding Debt of the Issuer and its Restricted Subsidiaries as of such date less the amount of cash and cash equivalents that would be stated on a balance sheet of the Issuer and its Restricted Subsidiaries as of such date of determination, to

(2)    EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on or prior to the date of such determination for which financial statements are available;

provided that Debt and EBITDA shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio (except that for purposes of making such computation, Debt under a revolving credit facility shall be computed based upon the average of such Debt thereunder as of the end of each of the four fiscal quarters during the applicable period).

For the purposes of determining any particular amount of Debt under this Leverage Ratio, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets or condition, financial or otherwise, on the Issuer and the Guarantors, taken as a whole, (b) the ability of the Issuer and the Guarantors to perform its payment obligations under the Notes Documents or (c) the validity or enforceability of the Notes Documents or the material rights and remedies of the Trustee and/or the Notes Collateral Agent thereunder.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the portion of any such deferred payment constituting interest and any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)    all legal, title, accounting and recording tax expenses, transfer taxes, commissions and other fees and expenses Incurred (including, without limitation, brokerage commissions and accounting, legal and investment banking expenses, fees and sales commissions), and all U.S. federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b)    all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale having a Lien thereon that has a higher priority than the Liens securing the Notes and Guarantees, in accordance with the terms of any Lien upon such Property, or which must by its terms (other than pursuant to Section 4.12 hereof), or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid as a result of, or out of the proceeds from, such Asset Sale;

(c)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(d)    the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(e)    payments of unassumed liabilities (not constituting Debt) relating to the Property sold at the time of, or within 30 days after, the date of such sale.

“Note Custodian” means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.03 hereof as custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Notes Collateral Agent” means the Person named as the “Notes Collateral Agent” in the first paragraph of this instrument until a successor Notes Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Notes Collateral Agent” shall mean such successor Notes Collateral Agent.

“Notes Documents” means, collectively, this Indenture, the Notes, the Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any Additional Notes, and any other document or instrument executed or delivered at any time in connection with the Notes or any Additional Notes, to the extent such are effective at the relevant time, in each case, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time.

“Notes Priority Collateral” shall mean substantially all of the property and assets of the Credit Parties (as defined in the Intercreditor Agreement as in effect on the Settlement Date) (other than Excluded Property and ABL Priority Collateral), including, but not limited to:

(1)     all Equipment and all Intellectual Property;

(2)    all Capital Stock and other Investment Property (other than investment property constituting ABL Priority Collateral under clause (d) or (f) of the definition of such term);

(3)    all Commercial Tort Claims that do not relate to ABL Priority Collateral;

(4)    all insurance policies relating to Notes Priority Collateral, but, for the avoidance of doubt, excluding business interruption insurance and credit insurance with respect to any Accounts or Credit Card Receivables;

(5)    except to the extent constituting ABL Priority Collateral under clause (f) or (g) of the definition of such term, all documents, all General Intangibles, all Instruments and all Letter-of-Credit Rights;

(6)    all collateral and guarantees given by any other person with respect to any of the foregoing, and all Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(7)    all books and Records to the extent relating to any of the foregoing;

(8)    all products and proceeds of the foregoing (such proceeds, “Notes Priority Proceeds”).

Notwithstanding the foregoing, the term “Notes Priority Collateral” shall not include any assets referred to in clauses (a) through (f) of the definition of the term “ABL Priority Collateral.”

Capitalized terms used in this definition but not otherwise defined in the Indenture shall have the meanings assigned to such terms in the UCC.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or Incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Offering Memorandum” means the offering memorandum and consent solicitation statement, dated June 4, 2020, relating to the Exchange Offer.

“Officer” means the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer or the Secretary of the Issuer or any officer of the Issuer performing similar functions.

“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any of its Subsidiaries or the Trustee.

“Pari Passu ABL Lien Debt” means any Debt that is permitted to have Pari Passu Lien Priority relative to the ABL Obligations with respect to the Collateral and is not secured by any other assets of the Issuer and the Subsidiary Guarantors; provided that, in each case, an authorized representative of the holders of such Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein.

“Pari Passu Debt” means any Debt of the Issuer or any Subsidiary Guarantor that is not Subordinated Debt.

“Pari Passu Lien Priority” means relative to specified Debt and other obligations having equal Lien priority to (i) the Notes and the Subsidiary Guarantees on the Collateral or (ii) the ABL Obligations of the Issuer and the Subsidiary Guarantors on the Collateral.

“Pari Passu Notes Lien Debt” means any Additional Notes and any other Debt that has a Stated Maturity date that is equal to or longer than the Stated Maturity date of the Notes and that is permitted to have Pari Passu Lien Priority relative to the Notes and the Subsidiary Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Payment Default” means, with respect to any Debt, a failure to pay the principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.

“Permitted Business” means the businesses of the type conducted or proposed to be conducted by the Issuer and its Subsidiaries as described in the Offering Memorandum and businesses reasonably related or complementary thereto.

“Permitted Investment” means any Investment by the Issuer or a Restricted Subsidiary in:

(a)    the Issuer or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(b)    any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Issuer or a Restricted Subsidiary;

(c)    cash and Temporary Cash Investments;

(d)    receivables owing to the Issuer or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(e)    payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)    stock, obligations or other securities received in settlement or good faith compromises of debts created in the ordinary course of business and owing to the Issuer or a Restricted Subsidiary or in satisfaction of judgments;

(g)    any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 hereof;

(h)    prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(i)    Interest Rate Agreements and Currency Exchange Protection Agreements, in each case to the extent such obligations Incurred thereunder may be Incurred pursuant to Section 4.09(b) hereof;

(j)    securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer;

(k)    acquired as a result of a foreclosure by the Issuer or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(l)    consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business and otherwise in accordance with this Indenture;

(m)    in existence on the Settlement Date or required to be made pursuant to any binding agreement or Obligation of the Issuer or its Restricted Subsidiaries in effect on the Settlement Date; and

(n)    other Investments in the aggregate outstanding at any one time that do not exceed $100.0 million.

“Permitted Liens” means:

(a)    (i) Liens securing the Notes and any Subsidiary Guarantees issued on the Settlement Date and any obligations owing to the Trustee or the Notes Collateral Agent under this Indenture, the Intercreditor Agreement or the other Security Documents in respect thereof and (ii) Liens securing Pari Passu Notes Lien Debt (and any Subsidiary Guarantees in respect thereof), provided that, after giving effect to any such Debt Incurrence, the aggregate principal amount of all Debt secured by Liens Incurred pursuant to this clause (a)(ii) and then outstanding shall not exceed $198,178,000 (and any refinancing or replacement Debt issued in respect thereof);

(b)    Liens on Property existing at the time of acquisition thereof and not Incurred in contemplation of such acquisition; provided that such Liens attach only to the Property acquired (plus improvements, or accessions, in respect thereof) and do not encumber any other Property of the Issuer or any Restricted Subsidiary;

(c)    Liens to secure Debt permitted to be Incurred under clause (b)(iii) of Section 4.09 hereof; provided that any such Lien may not extend to any Property of the Issuer or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(d)    Liens on Property of a Person existing at the time (i) such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary or (ii) such Person becomes a Restricted Subsidiary and not Incurred in contemplation of such event or extending to any other property of the Issuer or any Restricted Subsidiary;

(e)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights;

(f)    Liens for taxes or assessments or other governmental charges or levies (including, without limitation, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business) not due or being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP, Liens imposed by law, such as mechanics’ and materialmen’s Liens, and Liens securing reimbursement obligations with respect to trade letters of credit, bankers’ acceptances and sight drafts Incurred in the ordinary course of business which encumber documents and other Property relating to such trade letters of credit, bankers’ acceptances and sight drafts;

(g)    Liens to secure obligations under workers’ compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

(h)    Liens created by or resulting from any litigation or other proceedings being contested by the Issuer or a Restricted Subsidiary, including Liens arising out of judgments or awards against the Issuer or any Restricted Subsidiary with respect to which the Issuer or such Restricted Subsidiary is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Issuer or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Restricted Subsidiary is a party;

(i)    (A) subject to the Intercreditor Agreement, Liens on Collateral to secure Debt and other obligations Incurred pursuant to clause (b)(ii) of Section 4.09 hereof; provided that (x) the Debt secured by such Liens may only be ABL Obligations, Pari Passu ABL Lien Debt or Junior Lien Obligations and (y) it is understood and agreed for the avoidance of doubt that the obligations under any Foreign ABL Facility may also be secured by Liens on the assets and/or equity interests of the Foreign Restricted Subsidiaries and/or Excluded Entities party thereto and (B) Liens on cash and cash equivalents securing obligations in respect of letters of credit, bank guarantees and similar instruments to support ordinary course inventory and other trade obligations at any one time outstanding not to exceed $150.0 million; provided, further that the aggregate outstanding amount of Debt and obligations secured pursuant to this clause (i) shall not exceed the principal amount of Debt that is permitted to be secured pursuant to clause (b)(ii) of Section 4.09 hereof;

(j)    Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, performance guarantees, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business;

(k)    easements, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property (or leases or subleases of real property) or title defects that were not incurred in connection with Debt and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Issuer or its Subsidiaries) or materially impair their use in the operation of the business of the Issuer and its Subsidiaries;

(l)    licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(m)    Liens arising out of conditional sale, retention, consignment or similar arrangements, Incurred in the ordinary course of business, for the sale of goods;

(n)    Liens on Property of any Foreign Restricted Subsidiary to secure Debt Incurred only by Foreign Restricted Subsidiaries pursuant Section 4.09 hereof;

(o)    Liens existing on the Settlement Date not otherwise described in clauses (a) through (n) above;

(p)    Liens on Collateral securing Junior Lien Obligations at any one time outstanding not to exceed $150.0 million in the aggregate;

(q)    Liens securing Pari Passu Notes Lien Debt or Junior Lien Obligations; provided that on a pro forma basis after giving effect to the Incurrence of such Debt the Secured Debt Leverage Ratio for the Issuer will not be more than 1.0 to 1.0;

(r)    (i) Liens on Collateral securing Junior Lien Obligations and (ii) Liens on Property of any Foreign Restricted Subsidiary to secure Debt, in each case, Incurred pursuant to clause (b)(xvii) of the Section 4.09 hereof;

(s)    Liens securing cash management obligations, Interest Rate Agreements and Currency Exchange Protection Agreements so long as the related Debt is permitted to be Incurred under this Indenture; and

(t)    Liens to secure any extension, renewal or refinancing (or successive extensions, renewals or refinancings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a)(i), (b), (d) to (h), (o) and (q) so long as such Liens (i) do not extend to any other Property and the Debt so secured is not increased and (ii) have no greater priority relative to the Notes and the Subsidiary Guarantees and the holders of such Debt have no greater intercreditor rights relative to the Notes and the Subsidiary Guarantees than the original Liens and the related Debt and the holders thereof.

“Permitted Refinancing Debt” means any Debt that Repays any other Debt (whether or not with the same lenders or creditors or of the same type as the Debt being Repaid), including any successive Repayments, so long as:

(a)    such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)    the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Repaid, and

(2)    an amount necessary to pay any fees, commissions, discounts and expenses, including premiums and defeasance costs, related to such Refinancing;

(b)    the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Repaid;

(c)    the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Repaid; and

(d)    the Liens securing such Debt have a Lien priority equal or junior to the Liens securing the Debt that is being Repaid; provided, however, that Permitted Refinancing Debt shall not include:

(1)    Debt of a Subsidiary that is not a Subsidiary Guarantor that Repays Debt of the Issuer or a Subsidiary Guarantor; or

(2)    Debt of the Issuer or a Restricted Subsidiary that Repays Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of July 6, 2020, by and among the Issuer, the Subsidiary Guarantors party thereto and the Notes Collateral Agent.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Private Placement Legend” means the legend set forth in Section 2.06(d)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)    consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b)    Incurred to finance the acquisition, construction or lease by the Issuer or a Restricted Subsidiary of such Property, including additions and improvements thereto; provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Issuer or such Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Asset” means any asset other than assets of the types described in clauses (b), (f), (g) and/or (h) of the definition of “Excluded Property” (any such asset of the type described in clause (b), (f), (g) and/or (h) of the definition of “Excluded Property”, a “Specified Excluded Asset”); provided that a Specified Excluded Asset described in clause (b) or (f) of the definition of “Excluded Property” may constitute a Qualifying Asset if such Specified Excluded Asset (a) is owned by a Person that will become a Subsidiary Guarantor upon acquisition that is directly or indirectly acquired by the Issuer and/or any Subsidiary Guarantor (or a Person substantially all of the assets of which are acquired by the Issuer and/or any Subsidiary Guarantor) and (b) was not acquired by the relevant acquired Person (or the Person substantially all of whose assets are acquired by the Issuer and/or any Subsidiary Guarantor) in contemplation of such acquisition. In the event that the Issuer or any Subsidiary Guarantor acquires a majority of the Equity Interests of any Person that owns Excluded Property of the types described in clauses (g) or (h) of the definition thereof (“Specified Excluded Equity”), the Issuer shall in good faith determine the portion of the purchase price or value of such acquisition that is attributable to Specified Excluded Equity, and the portion of such purchase price or value that is attributable to Specified Excluded Equity shall not be deemed to constitute an investment in, or receipt of, a Qualifying Asset for purposes of the covenant described under Section 4.12 hereof.

“Rating Agencies” means Moody’s and S&P.

“Receivables” means all (i) Accounts, (ii) Chattel Paper (as defined in the UCC), (iii) Payment Intangibles (as defined in the UCC), (iv) General Intangibles (as defined in the UCC) (excluding any Intellectual Property and Capital Stock of Subsidiaries of the Issuer, but including contract rights and all rights as consignor or consignee, whether arising by contract, statute or otherwise), (v) Instruments (as defined in the UCC) and (vi) other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of the relevant Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all property (real or personal) assigned, hypothecated or otherwise securing any such Receivables and shall include any security agreement or other agreement granting a Lien in such real or personal property and Supporting Obligations (as defined in the UCC) related thereto and all Records (as defined in the UCC) relating thereto.

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulatory Debt Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more Credit Facilities entered into pursuant to the laws, rules or regulations of the United States or any foreign governmental authority (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) promulgated under the Coronavirus Aid, Relief, and Economic Security Act or any other legislation, regulation, act or similar law of the United States or any foreign governmental authority in response to, or related to the effect of, COVID-19 or other pandemics, in each case, as amended from time to time.

“Remaining Senior Notes” means the $198,178,000 aggregate principal amount of Existing Senior Notes that remained outstanding immediately following the consummation of the Exchange Offer on the Settlement Date.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, replace, refinance, defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.12 and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means the 144A Global Notes and the Regulation S Global Notes.

“Restricted Payment” means:

(a)    any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Issuer or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Issuer or any Restricted Subsidiary), except for (i) any dividend or distribution that is made solely to the Issuer or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, except for any dividend or distribution to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Issuer, and (iii) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

(b)    the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Issuer or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Issuer that is not Disqualified Stock);

(c)    the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)    any Investment (other than Permitted Investments) in any Person.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Secured Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Debt Leverage Ratio” means, as of any date of determination, the ratio of:

(1)    the aggregate outstanding amount of Secured Debt of the Issuer and its Restricted Subsidiaries as of such date less the amount of cash and cash equivalents that would be stated on a balance sheet of the Issuer and its Restricted Subsidiaries as of such date of determination, to

(2)    EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available;

provided that Secured Debt and EBITDA shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio (except that for purposes of making such computation, Secured Debt under a revolving credit facility shall be computed based upon the average of such Secured Debt thereunder as of the end of each of the four fiscal quarters during the applicable period).

“Secured Notes Collateral Obligations” means, subject to the terms and conditions in the Intercreditor Agreement, (i) all Obligations in respect of this Indenture and the Notes (including any Additional Notes issued pursuant to the terms of this Indenture) and (ii) all Pari Passu Notes Lien Debt.

“Secured Representative” means:

(1)    in the case of this Indenture and the Notes, the Trustee; or

(2)    in the case of any series of Pari Passu Notes Lien Debt (other than Additional Notes), any trustee, agent or representative thereof designated as such in the respective agreement or instrument governing such series of Pari Passu Notes Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Intercreditor Agreement, each joinder or other amendment thereto, any Junior Lien Intercreditor Agreement, any other intercreditor agreement contemplated by Article 12 hereof and all security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Subsidiary Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Notes Collateral Agent or otherwise for the benefit of the holders of the Notes or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Intercreditor Agreement.

“Settlement Date” means July 6, 2020.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Issuer within the meaning of Rule 1-02(w)(1) or (2) under Regulation S-X promulgated by the Commission.

“Specified Financing Transactions” means the potential sale and leaseback of the Issuer’s headquarters in Grapevine, Texas and other owned real property located in the United States, Canada and Australia disclosed in the Offering Memorandum.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Issuer or any Subsidiary Guarantor (whether outstanding on the Settlement Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

(a)    such Person;

(b)    such Person and one or more Subsidiaries of such Person; or

(c)    one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any Guarantee of the Notes by any Subsidiary Guarantor.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Issuer that executes this Indenture as a guarantor on the Settlement Date and each other Domestic Restricted Subsidiary of the Issuer that thereafter provides a Subsidiary Guarantee of the Notes pursuant to the terms of this Indenture, in each case until such Subsidiary Guarantor is released from its obligations under its Subsidiary Guarantee pursuant to the terms of this Indenture.

“Surviving Person” means the surviving Person in a merger or formed by a consolidation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the Property of the Issuer or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Temporary Cash Investments” means:

(a)    Investments in U.S. Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

(b)    Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or any state or the District of Columbia or the European Union or any U.S. or European Union branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of $100.0 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act));

(c)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1)    a bank meeting the qualifications described in clause (b) above, or

(2)    any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)    Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of any state or jurisdiction of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act));

(e)    direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1)    the long-term debt of such state, province or country is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), and

(2)    such obligations mature within 180 days of the date of acquisition thereof;

(f)    Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and

(g)    Investments pursuant to the Issuer’s policy for current investments that are permitted under the ABL Credit Facility.

“Temporary Regulation S Global Notes” means Initial Notes offered and sold in reliance on Regulation S.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, and, in the case of Foreign Restricted Subsidiaries, the total assets of such Foreign Restricted Subsidiaries on a combined basis determined in accordance with GAAP, based on the most recent consolidated balance sheet of such Foreign Restricted Subsidiaries, in each case adjusted to give effect to any subsequent acquisition or disposition of any company, division, operating unit, segment, business, or line of business by the Issuer or any Restricted Subsidiary.

“Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation for such Make-Whole Redemption Date of the actively traded U.S. Treasury security selected by an Independent Investment Banker in accordance with standard market practices as having a constant maturity date comparable to the period from the Make-Whole Redemption Date to March 15, 2022.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that in the event that, by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions thereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means:

(a)    any Subsidiary of the Issuer that is designated after the Settlement Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)    any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which is at such time owned, directly or indirectly, by the Issuer and its other Wholly Owned Subsidiaries.

Section 1.02    Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.12
“Authentication Order”	2.02
“Change of Control Offer”	4.17
“Change of Control Payment”	4.17
“Change of Control Payment Date”	4.17
“Change of Control Purchase Price”	4.17
“Collateral Sale Offer”	4.12
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.18
“Designation”	4.15
“Designation Amount”	4.15
“DTC”	2.03
“Event of Default”	6.01
“Excess Collateral Proceeds”	4.12
“Excess Non-Collateral Proceeds”	4.12
“Foreign Disposition”	4.12
“Legal Defeasance”	8.02
“Issuer”	Preamble
“losses”	7.06
“Make-Whole Redemption Date”	3.07
“Non-Collateral Sale Offer”	4.12
“Notes”	Preamble

“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Required Filing Dates”	4.03
Revocation”	4.15
“Security Register”	4.17
“Specified Covenants”	4.18

Section 1.03    Rules of Construction. Unless the context otherwise requires,

(i)    a term has the meaning assigned to it;

(ii)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)    “or” is not exclusive;

(iv)    words in the singular include the plural, and in the plural include the singular;

(v)    all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed unless otherwise specified;

(vi)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)    “including” means “including without limitation”;

(viii)    provisions apply to successive events and transactions;

(ix)    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(x)    references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

Section 2.01    Form and Dating.

(a)    General. The Notes shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto, as applicable). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto, as applicable). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or by the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)    Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)    Participant and Indirect Participant Procedures Applicable. The provisions of operating procedures or terms and conditions governing use or other similar provisions with respect to a Participant shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants or Indirect Participants.

Section 2.02    Execution and Authentication. (a) One Officer of the Issuer shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

(b)    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)    A Note shall not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)    The Trustee shall, upon a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.

(e)    The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer or any of its respective Subsidiaries.

(f)    The Issuer may issue Additional Notes from time to time after the offering of the Initial Notes. The issuance of Additional Notes will be subject to the provisions of Section 2.14 and Section 4.09 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03    Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b)    The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)    The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, and the Trustee hereby agrees so to act.

Section 2.04    Paying Agent to Hold Money in Trust. (a) Each Paying Agent shall, and the Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, if any, on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by the

Paying Agent to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

(b)    The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary, (2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06 (a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(d) hereof.

(iii)    Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

(v)    Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    (i) Notwithstanding anything to the contrary contained in this Indenture, except as set forth in Section 2.06(c)(ii), beneficial interests in a Temporary Regulation S Global Note shall not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note”) or any other Note prior to the expiration of the Restricted Period with respect to such Temporary Regulation S Global Note, and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Issuer and the Trustee that the beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

(ii) Prior to the expiration of the Restricted Period, (A) beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in a Rule 144A Global Note only if (I) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (II) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (III) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions; provided, however, that after the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes, and (B) beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures of the Depositary and only (I) to the Issuer, (II) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (III) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(d)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)    Private Placement Legend.

(A)    Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS

OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS EXCHANGED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) [IN THE CASE OF NOTES INITIALLY ISSUED TO QIBS: THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE ISSUER WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATIONS S] ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE

THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2)(A) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NO ADVICE PROVIDED BY THE ISSUERS, DEALER MANAGERS OR GUARANTORS OR ANY OF THEIR AFFILIATES HAS FORMED A PRIMARY BASIS FOR ACQUIRING THE NOTES IN CONNECTION WITH THE OFFERING AND NO ADVICE PROVIDED BY THE ISSUERS OR GUARANTORS OR THEIR AFFILIATES HAS FORMED A PRIMARY BASIS FOR ACQUIRING, HOLDING, DISPOSING OR TRANSFERRING THE NOTES OR ANY OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE NOTES.”

(B)    Notwithstanding the foregoing, any Global Note issued pursuant to clause (b)(iv) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND

ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(iii)    OID Legend. The following legend shall appear on the face of each Global Note and Definitive Note issued with original issue discount for federal income tax purposes:

“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING BY CONTACTING THE ISSUER AT 625 WESTPORT PARKWAY, GRAPEVINE, TEXAS 76051, ATTENTION: INVESTOR RELATIONS.”

(iv)    Temporary Regulation S Legend. The following legend shall appear on the face of each Temporary Regulation S Global Note.

“THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.”

(e)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, then such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(f)    General Provisions Relating to Transfers and Exchanges.

(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order.

(ii)    No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.17 and 9.05 hereof).

(iii)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)    Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)    The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Issuer and to act in accordance with such letter.

Section 2.07    Replacement Notes. If any mutilated Note is surrendered to the Registrar or if a Holder of a Note claims that any Note has been destroyed, lost or stolen and the Issuer receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Issuer’s requirements are met, including the requesting Holder satisfying the requirements of the Trustee and the Issuer within a reasonable time after such Holder has notice of such destruction, loss or theft, and the Registrar shall not register a transfer prior to receiving such notification. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note (including attorneys’ fees and disbursements of replacing such Note).

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Issuer (but shall not be an Incurrence of Debt) and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or its Affiliate holds the Note.

(a)    If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

(b)    If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(c)    If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and interest, if any, on the Notes payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10    Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes; provided that such Definitive Notes issued in replacement for the temporary Notes shall not be an Incurrence of Debt. Until such exchange, holders of temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon direction of the Issuer, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). The Issuer may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Indenture.

Section 2.12    Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is being registered at the close of business on the Regular Record Date for such interest payment.

If the Issuer defaults in a payment of interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on, at the election of the Issuer, either (i) the Regular Record Date or (ii) a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note, whether it is electing to pay such defaulted interest to the Persons who are Holders on the Regular Record Date or a special record date and the date of the proposed payment. If the Issuer elects to fix a special record date, (a) the Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest and (b) at least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    CUSIP and ISIN Numbers. The Issuer, in issuing the Notes, may use CUSIP and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.14    Issuance of Additional Notes. The Issuer shall be entitled, subject to its compliance with Sections 4.09 and 4.11 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes, other than with respect to the issue date, the issue price and amount of interest payable on the first Interest Payment Date applicable thereto. The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes shall have a separate CUSIP and/or ISIN number.

With respect to any Additional Notes, the Issuer shall set forth in a Board Resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)    the issue price, the issue date, the first Interest Payment Date and the CUSIP and/or ISIN number of such Additional Notes; and

(c)    whether such Additional Notes shall be subject to restrictions on transfer.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee. If the Issuer elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee, at least 10 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, if so canceled, be void and of no effect.

Section 3.02    Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed at any time and such Notes are not listed on any national securities exchange, the Trustee, in its sole discretion, will select the Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. If such Notes are listed on any national securities exchange, the Trustee will select such Notes for redemption in compliance with the requirements of such exchange. No Notes of $2,000 or less shall be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 10 days but not more than 60 days (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture) before the redemption date, the Issuer shall mail or cause to be mailed, by first class mail or, if the Notes are held through the Depositary, through the Applicable Procedures, a notice of redemption to each Holder of Notes to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

(a)    the redemption date;

(b)    the redemption price or a calculation or formula for calculation of the redemption price;

(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued in the name of the holder thereof upon cancellation of the original Note;

(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the redemption date;

(g)    the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)    any condition precedent to such redemption; and

(i)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s direction, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 10 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officer’s Certificate directing the Trustee to give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Any notice of redemption made in connection with a related transaction or event (including, without limitation, a Change of Control, Asset Sale, financing or other transaction) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuer’s discretion if as determined in good faith by the Issuer, any or all of such conditions will not be satisfied. The Issuer will provide the Trustee with written notice of the satisfaction or waiver of such conditions precedent, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the Trustee, and, at the request of the Issuer, the Trustee will send a copy of such notice to the holders in the same manner that the related notice of redemption was given to such holders. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.04    Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Such notice, if mailed or otherwise provided in the manner provided by Section  3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05     Deposit of Redemption Price. On or before 11:00 a.m. Eastern time on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on, all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption. (a) Except as set forth in clause (b) or (c) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2022. On or after such date, the Issuer may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice (except that redemption notices may be provided more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date (subject to the right of Holders of Notes of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(b)    In addition, at any time on or prior to March 15, 2022, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 110.00% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date), with the net cash proceeds of any one or more Equity Offerings; provided that:

(i)    at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)    the redemption occurs within 120 days of the closing of such Equity Offering.

(c)    At any time on or prior to March 15, 2022, the Notes may be redeemed, in whole or in part at the option of the Issuer, upon not less than 10 nor more than 60 days’ prior notice (except that redemption notices may be provided more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), mailed by first-class mail to each holder’s registered address or, if the Notes are held through the Depositary, through the Applicable Procedures, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus the Applicable Premium then in effect, plus accrued and unpaid interest, if any, to, but not including, the date of the redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date) (the “Make-Whole Redemption Date”).

(d)    The Issuer may acquire Notes by means other than redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisitions do not otherwise violate the terms of this Indenture.

Section 3.08    Mandatory Redemption. The Issuer shall not be required to make any sinking fund payments with respect to the Notes. Except as provided in Section 4.12 or 4.17, the Issuer shall not be required to make any mandatory redemption or repurchase with respect to the Notes.

Section 3.09    Offer To Purchase by Application of Excess Proceeds(a) . (a) In the event that, pursuant to Section 4.12 hereof, the Issuer shall be required to commence a Collateral Sale Offer or Non-Collateral Sale Offer, as the case may be (each, an “Asset Sale Offer”), it shall follow the procedures specified below.

(b)    The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of the Asset Sale Offer, the Issuer shall send, by first class mail or, if the Notes are held through the Depositary, through the Applicable Procedures, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)    the Offer Amount, the purchase price and the Purchase Date;

(iii)    that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, if any, after the Purchase Date;

(v)    that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof only;

(vi)    that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

(vii)    that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)    that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and

(ix)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02    Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office, drop facility or agency of the Issuer in accordance with Section 2.03.

Section 4.03    Reports. (a) So long as the Notes are outstanding, whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall furnish to the holders of the Notes, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuer were so subject, and such documents shall be filed with the Commission or otherwise provided to holders on or prior to the respective dates (after giving effect to any extensions of the Commission, including pursuant to Rule 12b-25 (or any successor rule) of the Exchange Act or other extensions) (the “Required Filing Dates”) by which the Issuer would be required so to file such documents if the Issuer were so subject.

(b)    If such filings are not made with the Commission, or such filings are not generally available on the Internet free of charge, the Issuer shall, within 15 days of each Required Filing Date, at the Issuer’s option, either (i) transmit by mail to holders of the Notes, as their names and addresses appear in the Security Register, without cost to such holders or (ii) post such information on a password-protected online data system (which may be nonpublic and maintained by the Issuer or a third party) that will require a confidentiality acknowledgement, and shall make such information available to holders, any eligible bona fide prospective investors in the Notes that certify their status as such to the reasonable satisfaction of the Issuer, any bona fide securities analysts (to the extent providing analysis of investment in the Notes to investors and prospective investors therein) and any bona fide market maker in the Notes, and, in the case of either clause (i) or (ii), provide the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to such Section 13(a) or 15(d). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)    So long as any Notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04    Compliance Certificate. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each of the Issuer and its Subsidiaries have, to the extent applicable, kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or propose to take with respect thereto.

(b)    The Issuer shall deliver to the Trustee and the Notes Collateral Agent, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05    Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, and shall cause each of its Restricted Subsidiaries to pay or discharge or cause to be paid or discharged, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Issuer nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06    Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Corporate Existence. Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of the Issuer or any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.08    [Intentionally omitted].

Section 4.09    Limitation on Debt. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt (including Acquired Debt); provided that the Issuer or any Restricted Subsidiary may Incur Debt (including Acquired Debt) if after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1.0; provided further, that the aggregate principal amount of Debt that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed, together with any Permitted Refinancing Debt in respect thereof, $50.0 million at any one time outstanding.

(b)    The restrictions in clause (a) of this Section 4.09 shall not apply to Debt that falls into any one or more of the following clauses (each of the following, “Permitted Debt”):

(i)    (A) Debt of the Issuer evidenced by the Notes (but not including any Additional Notes) and Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes (but not including any Additional Notes) and (B) Debt of the Issuer evidenced by the Remaining Senior Notes (but not including any additional Existing Senior Notes) and Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Remaining Senior Notes (but not including any additional Existing Senior Notes);

(ii)    Debt of the Issuer and/or a Restricted Subsidiary under Credit Facilities (including the ABL Credit Facility), provided that, (A) after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed the greater of (I) $600 million, and (II) the Borrowing Base (or similar term) as defined in the ABL Credit Facility as in effect as of the date of Incurrence of such Debt, (B) no Restricted Subsidiary that is not a Subsidiary Guarantor may Guarantee any ABL Obligation of the Issuer or any Subsidiary Guarantor and (C) the aggregate principal amount of all Debt Incurred under a Foreign ABL Facility pursuant to this clause (ii) and then outstanding shall not exceed $50.0 million;

(iii)    Debt of the Issuer or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(A)    the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(B)    the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed the sum of (I) $25.0 million plus (II) the amount of any Debt Incurred in connection with the Specified Financing Transactions;

(iv)    Debt of the Issuer owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary, provided that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Issuer or such Restricted Subsidiary, as the case may be; provided, further, that if the Issuer or any Subsidiary Guarantor is the obligor on such Debt and the payee is not the Issuer or a Subsidiary Guarantor, such Debt, in order to be permitted under this clause (iv), must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor;

(v)    Debt under Interest Rate Agreements entered into by the Issuer or a Restricted Subsidiary for the purpose of limiting interest rate risk and not for speculative purposes;

(vi)    Debt under Currency Exchange Protection Agreements entered into by the Issuer or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Issuer or such Restricted Subsidiary and not for speculative purposes;

(vii)    Acquired Debt; provided that at the time and after giving effect to the Incurrence of such Debt either (A) the Issuer would have been able to Incur $1.00 of additional Debt pursuant to clause (a) of this Section 4.09 or (B) the Consolidated Interest Coverage Ratio would be equal to or greater than immediately prior to the related acquisition;

(viii)    Debt of the Issuer or a Restricted Subsidiary outstanding on the Settlement Date (other than Debt specified in clauses (b)(i), (b)(ii), (b)(iii), (b)(ix), (b)(x), (b)(xi) or (b)(xiii) of this Section 4.09;

(ix)    Debt arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Issuer or any Restricted Subsidiary; provided, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Subsidiaries in connection with such disposition;

(x)    the Incurrence by the Issuer or any of its Restricted Subsidiaries of Debt in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees, or other similar obligations in the ordinary course of business or consistent with past practice;

(xi)    the Incurrence by the Issuer or any of its Restricted Subsidiaries of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(xii)    Debt of the Issuer or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of (A) $150.0 million and (B) 5.3% of Total Assets;

(xiii)    the Guarantee by the Issuer or any Restricted Subsidiary of Debt of the Issuer or any Restricted Subsidiary, so long as in each case such Debt was Incurred pursuant to another provision of this covenant and is otherwise permitted under this Indenture;

(xiv)    the Incurrence of Debt by Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the greater of (A) $50.0 million and (B) 2.0% of the Total Assets of the Foreign Restricted Subsidiaries;

(xv)    Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of this Section 4.09 and clauses (b)(i) (except that, for purposes of Permitted Refinancing Debt in respect of clause (b)(i)(B), clause (d) of the definition of Permitted Refinancing Debt shall not apply and if such Debt is secured such debt may be Pari Passu Notes Lien Debt or Junior Lien Debt), (b)(vii), (b)(viii) and (b)(xvi) of this Section 4.09;

(xvi)    the Incurrence of Debt by the Issuer or any Restricted Subsidiary in an amount not to exceed at any time outstanding the amount of Remaining Senior Notes repaid with internally generated cash of the Issuer or its Restricted Subsidiaries after the Settlement Date; provided that any Debt Incurred pursuant to this clause (xvi) shall meet the requirements of Permitted Refinancing Debt in respect of such Remaining Senior Notes repaid, except that clause (d) of the definition of Permitted Refinancing Debt shall not apply and if such Debt is secured such debt may be Pari Passu Notes Lien Debt or Junior Lien Debt; and

(xvii)    the Incurrence of Debt by the Issuer or any Restricted Subsidiary pursuant to a Regulatory Debt Facility in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; provided that such Regulatory Debt Facility shall have a Stated Maturity that is later than the Stated Maturity of the Notes.

(c)    Notwithstanding anything to the contrary contained in this Section 4.09,

(i)    the Issuer shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt after the Settlement Date that is subordinated in right of payment by its terms to any other Debt of the Issuer or any Subsidiary Guarantor unless such Debt is subordinated in right of payment by its terms to the Notes to at least the same extent and for so long as it is subordinated to such other Debt; and

(ii)    accrual of interest, fees, expenses, charges, premiums and additional or contingent interest on Permitted Debt, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will not be deemed to be an Incurrence of Debt for purposes of this Section 4.09.

(d)    This Indenture will not treat (1) unsecured Debt as subordinated or junior to Secured Debt merely because it is unsecured or (2) senior Debt as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral.

(e)    For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria for Permitted Debt under more than one of the categories of Debt described in clauses (b)(i) through (xvii) of this Section 4.09 or is entitled to be Incurred pursuant to clause (a) of this Section 4.09, the Issuer shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09, provided that any Debt in respect of commitments under the ABL Credit Facility outstanding on the Settlement Date shall be deemed to have been Incurred pursuant to clause (b)(ii) of this Section 4.09 and may not be reclassified.

Subject to the foregoing, Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Debt.

(f)    For purposes of determining any particular amount of Debt under this Section 4.09, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.

(g)    For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign denominated Debt may be Repaid or subsequently Repaid in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such Refinancing whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial Incurrence.

Section 4.10    Limitation on Restricted Payments(a) . (a) The Issuer shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(i)    a Default or Event of Default shall have occurred and be continuing,

(ii)    the Issuer could not Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.09 hereof, or

(iii)    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Settlement Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum (without duplication) of:

(A)    50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) commencing on May 3, 2020 to the end of the most recent fiscal quarter for which financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(B)    100% of Capital Stock Sale Proceeds, plus

(C)    the sum of:

(1)    the aggregate net cash proceeds (or the Fair Market Value of any non-cash proceeds) received by the Issuer or any Restricted Subsidiary from the issuance or sale after the Settlement Date of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Issuer, and

(2)    the aggregate amount by which Debt (other than Subordinated Obligations) of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet on or after the Settlement Date upon the conversion or exchange of any Debt issued or sold on or prior to the Settlement Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer, excluding, in the case of clause (1) or (2),

(x)    any such Debt or Disqualified Stock issued or sold to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees, and

(y)    the aggregate amount of any cash or other Property distributed by the Issuer or any Restricted Subsidiary upon any such conversion or exchange, plus

(D)    an amount equal to the sum of:

(1)    the net reduction in Investments in any Person other than the Issuer or a Restricted Subsidiary resulting from dividends, payment of interest on Debt, Repayments of Debt or advances or other transfers of Property, in each case to the Issuer or any Restricted Subsidiary from such Person (including an Unrestricted Subsidiary), and

(2)    the portion (proportionate to the Issuer’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in clause (1) or (2) above shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment for purposes of clause (a)(iii) of this Section 4.10) by the Issuer or any Restricted Subsidiary in such Person.

(b)    The foregoing restrictions shall not apply to any Restricted Payment that falls into any one or more of the following clauses, and the Issuer and its Restricted Subsidiaries may:

(i)    pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with this Indenture;

(ii)    make any Restricted Payment out of the proceeds of the substantially concurrent sale of Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees); provided, that the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from (and shall not have been included in) the calculation of the amount of Capital Stock Sale Proceeds for purposes of clause (a)(iii)(B) of this Section 4.10;

(iii)    purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

(iv)    purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.12 hereof;

(v)    purchase or redeem any Subordinated Obligations or Disqualified Stock, to the extent required by the terms of such Debt or such Disqualified Stock, as applicable, following a Change of Control; provided, that the Issuer has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer;

(vi)    make Restricted Payments in an amount not to exceed $50.0 million in the aggregate;

(vii)    repurchase, redeem, acquire or retire for value any Disqualified Stock of the Issuer or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.09;

(viii)    purchase, repurchase, redeem, acquire or retire for value any Capital Stock of the Issuer upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation, including, without limitation, upon a cashless exercise of such warrants, options or other rights;

(ix)    make cash payments in lieu of the issuance of fractional shares in connection with stock splits, reverse-stock splits or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer;

(x)    repurchase shares of, or options to purchase shares of, common stock of the Issuer, or make payments with respect to any other equity awards, including phantom equity and share appreciation rights related to common stock of the Issuer, from current or former officers, directors or employees of the Issuer or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided, that the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year (with unused amounts in any calendar year carried over to succeeding calendar years subject to a maximum of $20.0 million in any calendar year); and

(xi)    (A) make Restricted Payments in an amount not to exceed $100.0 million in the aggregate; provided, that immediately after giving pro forma effect thereto (including the application of the proceeds thereof), the Issuer would have had a Leverage Ratio of less than or equal to 2.0 to 1.0; and (B) make any Restricted Payment; provided, that, immediately after giving pro forma effect thereto (including the application of the proceeds thereof), the Issuer would have had a Leverage Ratio of less than or equal to 1.0 to 1.0.

(c)    Restricted Payments made pursuant to clauses (b)(ii) through (xi) of this Section 4.10 shall be excluded from the calculation of the amount of Restricted Payments made by the Issuer or any Restricted Subsidiary pursuant to clause (a)(iii) of this Section 4.10.

Section 4.11    Limitation on Liens. (a) The Issuer will not, and will not permit any of its Subsidiary Guarantors to, directly or indirectly, Incur or suffer to exist any Lien (other than any Permitted Lien) on Property owned on the Settlement Date or thereafter acquired to secure Debt or any Obligations related thereto.

(b)    If the Issuer or any Subsidiary Guarantor shall, directly or indirectly, Incur or suffer to exist any Lien of any kind upon any of their Property to secure ABL Obligations, Pari Passu ABL Lien Debt, Pari Passu Notes Lien Debt or Junior Lien Obligations, whether owned at the Settlement Date or thereafter acquired, (x) in the case of Liens securing any of the ABL Obligations, Pari Passu ABL Lien Debt or Pari Passu Notes Lien Debt, except as otherwise provided in the Intercreditor Agreement, the Issuer or such Subsidiary Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant a Lien with a priority that is at least consistent with the relative Lien priority set forth in the Intercreditor Agreement, upon such Property as security for the Notes and the Subsidiary Guarantees pursuant to the Intercreditor Agreement and any other applicable intercreditor agreement, and (y) in the case of Liens securing Junior Lien Obligations, the Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant a priority Lien relative to such Junior Lien Obligations, upon such Property as security for the Notes and the Subsidiary Guarantees pursuant to the Junior Lien Intercreditor Agreement or other applicable intercreditor agreement.

(c)    Any such Lien granted to secure the Notes pursuant to clause (b) of this Section 4.11 on Property (which Property would not otherwise constitute Collateral other than as required by clause (b) of this Section 4.11) shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Event of Default under this Indenture, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Event of Default) or (ii) in the case of any such Lien in favor of any Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture.

Section 4.12    Limitation on Asset Sales. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale of Collateral unless:

(i)    the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property (as determined on the date a legally binding commitment for such Asset Sale was entered into) subject to such Asset Sale;

(ii)    at least 75% of the consideration paid to the Issuer or such Restricted Subsidiary in connection with such Asset Sale is in the form of

(A)    cash or cash equivalents;

(B)    notes or obligations that are converted into cash (to the extent of the cash received) within 90 days of such Asset Sale;

(C)    the assumption by the purchaser of liabilities of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Issuer and the Restricted Subsidiaries are no longer obligated with respect to such liabilities;

(D)    Additional Assets of the Issuer or a Subsidiary Guarantor that constitute Qualifying Assets and/or

(E)    Designated Non-Cash Consideration; and

(iii)    to the extent that any consideration from such Asset Sales received by the Issuer or any Subsidiary Guarantor, as the case may be, constitutes securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction that constitute Collateral, are added to the Collateral securing the Notes (as Notes Priority Collateral or ABL Priority Collateral, as applicable) in the manner provided for in, and subject to the terms of, the Indenture or any of the Security Documents.

(b)    Subject to the terms of the Intercreditor Agreement, the Net Available Cash (or any portion thereof) from Asset Sales of Collateral may be applied by the Issuer or a Restricted Subsidiary, to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i)    with respect to Net Available Cash from Asset Sales of ABL Priority Collateral, to permanently Repay (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) ABL Obligations and Pari Passu ABL Lien Debt other than a Foreign ABL Facility (it being understood and agreed that any payment of ABL Obligations of the Issuer and/or any Subsidiary Guarantor under an ABL Credit Agreement that also governs a Foreign ABL Facility will be permitted under this clause (b)(i));

(ii)    with respect to Net Available Cash from Asset Sales of Notes Priority Collateral, to permanently Repay (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) Secured Notes Collateral Obligations; provided that if the Issuer or a Restricted Subsidiary Repays any Secured Notes Collateral Obligations other than the Notes, the Issuer or such Restricted Subsidiary must equally and ratably redeem or repurchase (or offer to repurchase) the Notes, at the Issuer’s option, as provided for under Section 3.07 hereof, through open market purchases (to the extent such purchases are at a purchase price at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any) or by making an offer to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this covenant to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Available Proceeds offered to the holders of Notes or any other Secured Notes Collateral Obligations, as applicable, whether or not the offer is accepted by any or all holders of Notes or any other Secured Notes Collateral Obligations)

(iii)    (A)(I) to have the Issuer and/or any Subsidiary Guarantor acquire or reinvest in Additional Assets that constitute Qualifying Assets (including by means of an Investment in Additional Assets that constitute Qualifying Assets by a Subsidiary Guarantor with Net Available Cash received by the Issuer or another Restricted Subsidiary) or (II) to have the Issuer and/or any Subsidiary Guarantor make capital expenditures in respect of Additional Assets of the Issuer and/or any Subsidiary Guarantor that constitute Qualifying Assets, in each case which Qualifying Assets, if such Qualifying Assets constitute Collateral, are thereupon with their acquisition added to the Collateral securing the Notes in accordance with, and subject to, the terms of the Security Documents or (B) to make Investments in the Issuer or a Subsidiary Guarantor; or

(iv)    a combination of the Repayments and reinvestments permitted by the foregoing clauses (i), (ii) and (iii).

(c)    Any Net Available Cash from Asset Sales of Collateral in the aggregate not applied in accordance with clause (b) of this Section 4.12 within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Collateral Proceeds.”

(d)    When the aggregate amount of Excess Collateral Proceeds exceeds $25.0 million, the Issuer will be required to make an offer (a “Collateral Sale Offer”) to all holders of Notes to purchase the maximum principal amount of the Notes (on a pro rata basis) and, if required by the terms of any other Pari Passu Notes Lien Debt, to the holders of such Pari Passu Notes Lien Debt (on a pro rata basis), to which the Collateral Sale Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Pari Passu Notes Lien Debt or, in each case, if less, the accreted value thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the Notes. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Collateral Sale Offer (together with, if required by the terms of any other Pari Passu Notes Lien Debt, the amount of Pari Passu Notes Lien Debt tendered pursuant to any similar requirement), is less than the Excess Collateral Proceeds, the Issuer may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders of the Notes and, if required by the holders of Pari Passu Notes Lien Debt, holders of any Pari Passu Notes Lien Debt exceeds the amount of Excess Collateral Proceeds, the Notes and Pari Passu Notes Lien Debt to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes Lien Debt. Upon completion of such Collateral Sale Offer, the amount of Excess Collateral Proceeds shall be reset at zero. The Issuer may make a Collateral Sale Offer if Excess Collateral Proceeds are less than $25.0 million and prior to 365 days after an Asset Sale of Collateral.

(e)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale (other than Asset Sales of Collateral, which shall be treated in the manner set forth in the foregoing provisions) unless:

(i)    the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property (as determined on the date a legally binding commitment for such Asset Sale was entered into) subject to such Asset Sale; and

(ii)    at least 75% of the consideration paid to the Issuer or such Restricted Subsidiary in connection with such Asset Sale is in the form of (i) cash or cash equivalents, (ii) notes or obligations that are converted into cash (to the extent of the cash received) within 90 days of such Asset Sale, (iii) the assumption by the purchaser of liabilities of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Issuer and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (iv) Additional Assets and/or (v) Designated Non-Cash Consideration.

(f)    The Net Available Cash (or any portion thereof) from Asset Sales of non-Collateral may be applied by the Issuer or a Restricted Subsidiary, to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i)    to permanently Repay (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) (i) Bank Obligations, (ii) any ABL Obligations or (iii) Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(ii)    to acquire or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) or to make capital expenditures;

(iii)    with respect to Net Available Cash from the Specified Financing Transactions, to purchase, redeem or otherwise acquire any Remaining Senior Notes; or

(iv)    a combination of the repayments and reinvestments permitted by the foregoing clauses (i), (ii) and (iii).

(g)    Any Net Available Cash from Asset Sales of non-Collateral in the aggregate not applied in accordance with clause (f) of this Section 4.12 within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Non-Collateral Proceeds”; provided, that in no event shall the Net Available Cash from the Specified Financing Transactions be deemed Excess Non-Collateral Proceeds or Excess Collateral Proceeds.

(h)    When the aggregate amount of Excess Non-Collateral Proceeds exceeds $50.0 million, the Issuer will be required to make an offer (a “Non-Collateral Sale Offer”) to all holders of Notes to purchase the maximum principal amount of the Notes (on a pro rata basis) and, if required by the terms of any other Pari Passu Notes Lien Debt, to the holders of such Pari Passu Notes Lien Debt (on a pro rata basis), to which the Non-Collateral Sale Offer applies that may be purchased out of the Excess Non-Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Pari Passu Notes Lien Debt or, in each case, if less, the accreted value thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the Notes. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Non-Collateral Sale Offer (together with, if required by the terms of any other Pari Passu Notes Lien Debt, the amount of Pari Passu Notes Lien Debt tendered pursuant to any similar requirement), is less than the Excess Non-Collateral Proceeds, the Issuer may use any remaining Excess Non-Collateral Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders of the Notes and, if required by the holders of Pari Passu Notes Lien Debt, holders of any Pari Passu Notes Lien Debt exceeds the amount of Excess Non-Collateral Proceeds, the Notes and Pari Passu Notes Lien Debt to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes Lien Debt. Upon completion of such Non-Collateral Sale Offer, the amount of Excess Non-Collateral Proceeds shall be reset at zero. The Issuer may make a Non-Collateral Sale Offer if Excess Non-Collateral Proceeds are less than $50.0 million and prior to 365 days after an Asset Sale of Non-Collateral. Notwithstanding the foregoing, to the extent that any Net Available Proceeds or Excess Non-Collateral Proceeds are required to be applied to prepay Debt under the ABL Credit Agreement or other Pari Passu ABL Lien Debt, the Issuer may make a prepayment with respect to such Debt out of such Net Available Proceeds or Excess Non-Collateral Proceeds, at a price in cash in an amount equal to 100% of the principal amount of such Debt, plus accrued and unpaid interest, if any, to, but excluding, the date of prepayment (and correspondingly reduce commitments with respect to the ABL Credit Agreement or other Pari Passu ABL Lien Debt if such repayment is made with the proceeds of Note Priority Collateral).

(i)    Notwithstanding any other provisions of this Section 4.12, (i) to the extent that any of or all the Net Available Cash of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, documents or agreements will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and the amount of such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign

Disposition would have an adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary, or any of their respective affiliates and/or equity owners would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(j)    Within five Business Days after the Issuer is obligated to make either a Collateral Sale Offer or a Non-Collateral Sale Offer as described in this Section 4.12, the Issuer shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the Purchase Date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

(k)    Pending final application of the Net Available Cash from Asset Sales, Excess Collateral Proceeds or Excess Non-Collateral Proceeds, as applicable, as provided under this Indenture, the Issuer may temporarily reduce revolving credit borrowings under its ABL Credit Facility or otherwise invest such Net Available Cash from Asset Sales, Excess Collateral Proceeds or Excess Non-Collateral Proceeds, as applicable, in Temporary Cash Investments.

(l)    The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of Notes pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

Section 4.13    Limitation on Payment Restrictions Affecting Restricted Subsidiaries. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(i)    pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Issuer or any other Restricted Subsidiary,

(ii)    make any loans or advances to the Issuer or any other Restricted Subsidiary; or

(iii)    transfer any of its Property to the Issuer or any other Restricted Subsidiary.

(b)    The foregoing limitations will not apply:

(i)    with respect to clauses (a)(i), (ii) and (iii) of this Section 4.13, to:

(A)    restrictions in effect on the Settlement Date, including, without limitation, (i) restrictions pursuant to the Notes, the Indenture (including any Subsidiary Guarantees of the Notes) and the Security Documents, (ii) restrictions pursuant to Credit Facilities (including, for such purposes, restrictions in effect under the ABL Credit Facility) and (iii) restrictions pursuant to any Remaining Senior Notes and the indenture governing the Remaining Senior Notes (including related Guarantees of the Remaining Senior Notes);

(B)    restrictions relating to Debt or Capital Stock of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer, and any amendments, restatements, renewals or other modifications of these instruments, provided that the encumbrances or restrictions contained in any such amendments, restatements, renewals or other modifications, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in documents in effect on the date of acquisition;

(C)    restrictions existing under or by reason of applicable law, rule, regulation or order;

(D)    restrictions that result from the Repayment of Debt Incurred pursuant to clause (A), (B) or (E) of this Section 4.13(b)(i); provided such restrictions are not, taken as a whole, in the good faith judgment of the Issuer, materially less favorable to the Holders of Notes than those under the agreement evidencing the Debt so Repaid;

(E)    any other agreement governing Debt entered into after the Settlement Date that contains encumbrances and restrictions that are not, taken as a whole, materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Settlement Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Settlement Date as determined in good faith by the Issuer;

(F)    any restrictions applicable only to Foreign Restricted Subsidiaries; or

(G)    Liens securing obligations otherwise permitted to be Incurred under the provisions of the covenants described under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

(ii)    with respect to clause (a)(iii) of this Section 4.13 only, to restrictions:

(A)    relating to Debt that is permitted to be Incurred and secured without also securing the Notes or any Subsidiary Guarantee pursuant to Section 4.09 and Section 4.11 of this Indenture only to the extent that such restrictions limit the right of the debtor to dispose of the Property securing such Debt;

(B)    encumbering Property at the time such Property was acquired by the Issuer or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

(C)    resulting from customary restrictions contained in asset sale, stock purchase, merger or other similar agreements limiting the transfer of such Property pending the closing of such sale;

(D)    resulting from restrictions relating to the common stock of Unrestricted Subsidiaries;

(E)    resulting from encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(F)    resulting from encumbrances or restrictions existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(G)    resulting from restrictions on cash, Temporary Cash Investments or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(H)    resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; or

(I)    imposed under any Purchase Money Debt or Capital Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

Section 4.14    Limitation on Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $5.0 million (an “Affiliate Transaction”), unless:

(i)    the terms of such Affiliate Transaction are not less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer;

(ii)    if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i) of this Section 4.14 as evidenced by a Board Resolution promptly delivered to the Trustee; and

(iii)    if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Issuer obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Issuer and its Restricted Subsidiaries, taken as a whole.

(b)    Notwithstanding the foregoing limitation, the Issuer or any Restricted Subsidiary may enter into or suffer to exist the following Affiliate Transactions:

(i)    any transaction or series of transactions between the Issuer and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

(ii)    any Restricted Payment permitted to be made pursuant to Section 4.10 hereof or any Permitted Investment;

(iii)    the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of officers and directors of the Issuer or any of the Restricted Subsidiaries entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business or, if not entered into in the ordinary course of business, that the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(iv)    payments made by the Issuer or any Restricted Subsidiary in the ordinary course of business pursuant to employment agreements, collective bargaining agreements, employee benefit plans, officer or director indemnification agreements or arrangements for employees, officers or directors, including health and life insurance plans, deferred compensation plans, directors’ and officers’ indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans and the entering into of such agreements and plans by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(v)    transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock of, or controls, such Person;

(vi)    loans or advances to employees or consultants in the ordinary course of business or consistent with past practice not to exceed $5 million in the aggregate at any one time outstanding;

(vii)    transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Issuer or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Issuer or senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(viii)    the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Issuer;

(ix)    any agreement or arrangement as in effect on the Settlement Date or any amendment to any such agreement or arrangement (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

(x)    the granting and performance of registration rights for shares of Capital Stock of the Issuer if approved by the Board of Directors; and

(xi)    a merger or consolidation of the Issuer with an Affiliate that is permitted under Article 5.

Section 4.15    Designation of Restricted and Unrestricted Subsidiaries. (a) As of the Settlement Date, there are no Unrestricted Subsidiaries. After the Settlement Date, the Issuer may designate any Subsidiary of the Issuer (other than a Subsidiary of the Issuer which owns Capital Stock of a Restricted Subsidiary) as an Unrestricted Subsidiary (a “Designation”) only if:

(i)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(ii)    the Issuer would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Issuer and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Debt of such Subsidiary owed to the Issuer and the Restricted Subsidiaries on such date.

(b)    In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.10 for all purposes of this Indenture.

(c)    The Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

(1)    provide direct or indirect credit support for or a guarantee of any Debt of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Debt);

(2)    be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; or

(3)    be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in each of (1), (2) or (3), to the extent permitted under Section 4.10.

(d)    The Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1)    no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

(2)    all Liens and Debt of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

(e)    All Designations and Revocations must be evidenced by an Officer’s Certificate of the Issuer delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.16    Guarantees by Domestic Restricted Subsidiaries. (a) Each Domestic Restricted Subsidiary that (x) Guarantees any other Debt of the Issuer or any Subsidiary Guarantor in an amount in excess of $25.0 million or (y) becomes a borrower, obligor or guarantor under any Credit Facility of the Issuer or any Subsidiary Guarantor (including the ABL Credit Facility) must promptly (and in any case within 30 days thereof) execute and deliver a supplemental indenture to this Indenture substantially in the form of Exhibit E providing for a full and unconditional Guarantee of the payment of the Notes; provided that this paragraph shall not be applicable to:

(1)    any Guarantee of any Domestic Restricted Subsidiary that existed at the time such Person became a Domestic Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Domestic Restricted Subsidiary; or

(2)    any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds and letters of credit or bankers’ acceptances.

If the Debt that gives rise to the obligation to provide a Subsidiary Guarantee pursuant to the preceding paragraph is subordinated in right of payment to the Notes or any such Subsidiary Guarantee of the Notes, as applicable, pursuant to a written agreement to that effect, such Debt must be subordinated in right of payment to such Subsidiary Guarantee of the Notes to at least the extent that such Debt is subordinated to the Notes.

(b)    Each Domestic Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Settlement Date shall, also within 30 days thereof, become a party to the applicable Security Documents (including the Intercreditor Agreement) and shall as promptly as practicable execute and deliver such security instruments, financing statements, certificates, Officer’s Certificates and Opinions of Counsel (to the extent, and substantially in the form, delivered on the Settlement Date) as may be necessary to vest in the Notes Collateral Agent a perfected first- or second-priority security interest, as the case may be (subject to Permitted Liens and Liens not securing Debt), in properties and assets that constitute Collateral as security for the Notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Security Documents and this Indenture, and thereupon all provisions of the Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

(c)    Any Subsidiary Guarantee shall provide by its terms that it will be released upon:

(1)    the sale of the Capital Stock of the applicable Subsidiary Guarantor in accordance with the terms of this Indenture such that it is no longer a Subsidiary of the Issuer,

(2)    the sale of all or substantially all of the assets of such Subsidiary Guarantor in accordance with the terms of this Indenture,

(3)    the release of such Subsidiary Guarantor’s Guarantee of the obligations on all Debt of the Issuer and such Subsidiary Guarantor would not otherwise be required to Guarantee the Notes pursuant to this covenant,

(4)    the applicable Subsidiary Guarantor’s becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture, or

(5)    upon discharge of this Indenture or a Legal Defeasance or Covenant Defeasance under the terms of this Indenture.

so long as in the case of clauses (c)(1) and (2) of this Section 4.16, any Subsidiary Guarantee by such Subsidiary Guarantor of Debt of the Issuer or any of its other Restricted Subsidiaries (other than the Notes or any Subsidiary Guarantee) is fully and unconditionally released prior thereto or simultaneously therewith.

Section 4.17    Repurchase at the Option of Holders Upon a Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price, in cash (the “Change of Control Purchase Price”), equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”) on a date that is not more than 90 days after the occurrence of such Change of Control (the “Change of Control Payment Date”); provided, however, that, notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to a Change of Control Offer in the event that it has mailed the notice to exercise its rights to redeem all of the Notes under Section 3.07 at any time prior to the occurrence of a Change of Control Offer.

No later than 30 days following any Change of Control, unless the Issuer has mailed a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.07, the Issuer shall:

(i)    cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

(ii)    send, with a copy to the Trustee, or, at the Issuer’s request the Trustee shall send, by first-class mail, to each Holder, at such Holder’s address appearing in the securities register maintained in respect of the Notes by the Registrar (the “Security Register”) or, if the Notes are held through the Depositary, through the Applicable Procedures, a notice stating:

(A)    that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes timely tendered will be accepted for payment;

(B)    the Change of Control Purchase Price and the Change of Control Payment Date, which shall be, subject to any contrary requirements of applicable law, a Business Day no later than 90 days after the occurrence of a Change of Control;

(C)    the circumstances and relevant facts regarding the Change of Control; and

(D)    the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

If the Change of Control Offer notice is sent prior to the occurrence of the Change of Control, the Change of Control Offer shall be conditioned upon the occurrence of the Change of Control. The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.17 by virtue of such compliance.

(b)    On the Change of Control Payment Date, the Issuer shall, to the extent lawful,

(i)    accept for payment all Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)    deposit with the applicable Paying Agent (or, if the Issuer or any of the Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) an amount equal to the aggregate Change of Control Payments in respect of all Notes or portions thereof so tendered; and

(iii)    deliver or cause to be delivered to the Trustee, the Notes so accepted with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The applicable Paying Agent shall promptly mail or deliver to each Holder of Notes validly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(c)    If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered, at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(d)    [Reserved]

(e)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer at the same or higher purchase price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.18    Covenant Suspension. (a) During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(1)    Section 4.09;

(2)    Section 4.10;

(3)    Section 4.12;

(4)    Section 4.13;

(5)    Section 4.14;

(6)    Section 4.15; and

(7)    Section 5.01(a)(iv)

(collectively, the “Specified Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Collateral Proceeds or Excess Non-Collateral Proceeds, as applicable, from Asset Sales shall be set at zero.

(b)    If, after a Covenant Suspension Event, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to the Notes an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Specified Covenants, compliance with the Specified Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.10 as though such covenant had been in effect during the entire period of time from the Settlement Date and Excess Collateral Proceeds or Excess Non-Collateral Proceeds, as applicable, from an Asset Sale shall only include proceeds from any Asset Sale consummated at the time the Specified Covenants were in effect and not proceeds from any Asset Sale consummated during the time that the Issuer and its Restricted Subsidiaries were not subject to the Specified Covenants; provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to the Specified Covenants during the time that the Issuer and its Restricted Subsidiaries were not subject to the Specified Covenants (or upon termination of the suspension period or after that time based solely on events that occurred during the suspension period).

ARTICLE 5

SUCCESSORS

Section 5.01    Merger, Consolidation and Sale of Property. (a) The Issuer shall not merge or consolidate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of (or permit any Restricted Subsidiary to sell, transfer, assign, lease, convey or otherwise dispose of) all or substantially all of the Issuer’s Property (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) in any one transaction or series of transactions unless:

(i)    the Issuer shall be the Surviving Person in such merger or consolidation, or the Surviving Person (if other than the Issuer) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)    the Surviving Person (if other than the Issuer) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on all the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture and the Security Documents (including the Intercreditor Agreement) to be performed by the Issuer and causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Surviving Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(iii)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clause (iv) below, any Debt that becomes an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(iv)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, (i) the Issuer or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of Section 4.09 hereof or (ii) the Consolidated Interest Coverage Ratio would be equal to or greater than immediately prior to giving effect to such transaction; and

(v)    the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(b)    Notwithstanding the foregoing clauses (a)(iii) and (a)(iv) (which do not apply to the following transactions), (1) any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or a Subsidiary Guarantor and (2) the Issuer may consolidate with or merge with or into or wind up into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a state of the United States, the District of Columbia or any territory thereof so long as the amount of Debt of the Issuer and its Restricted Subsidiaries is not increased thereby.

(c)    Subject to the provisions of Section 4.16(c), the Issuer shall not permit any Subsidiary Guarantor to merge or consolidate with or into any other Person (other than a merger into the Issuer or a Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(A)    the Subsidiary Guarantor will be the Surviving Person or the Surviving Person formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(B)    the Surviving Person (if other than such Subsidiary Guarantor) becomes a Subsidiary Guarantor of the Notes by executing a supplemental indenture to the Indenture providing a Subsidiary Guarantee and assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Security Documents (including the Intercreditor Agreement) and the Surviving Person shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such Surviving Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(C)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (C) and clause (D) below, any Debt that becomes an obligation of the Surviving Person, the Issuer or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Issuer or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(D)    the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied; or

(ii)    the transaction is made in compliance with Section 4.12 hereof (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time).

(d)    This Section 5.01 shall not apply to any transactions which do not constitute Asset Sales if the applicable Subsidiary Guarantors are otherwise being released from their Subsidiary Guarantees in accordance with this Indenture. In addition, notwithstanding the foregoing, (1) any Subsidiary Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Subsidiary Guarantor or to the Issuer, (2) a Subsidiary Guarantor may consolidate or merge with or into or wind up or convert into an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States or the District of Columbia so long as the amount of Debt of the Subsidiary Guarantor is not increased thereby, or (3) a Subsidiary Guarantor may convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Section 5.02    Successor Corporation Substituted. The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture (or such Subsidiary Guarantor, as the case may be) under this Indenture and the Security Documents (including the Intercreditor Agreement), but the predecessor Issuer (or such Subsidiary Guarantor, as the case may be) in the case of:

(a)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Issuer); or

(b)    a lease;

shall not be released from any of the obligations or covenants under this Indenture and the Security Documents (including the Intercreditor Agreement), including with respect to the payment of the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default. Each of the following constitutes an “Event of Default” with respect to the Notes:

(i)    failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(ii)    failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(iii)    failure to comply with the provisions of Section 5.01 hereof;

(iv)    failure to make a Change of Control Offer, as the case may be, pursuant to Section 4.17;

(v)    failure to make a Collateral Sale Offer or Non-Collateral Sale Offer, as the case may be, pursuant to Section 4.12;

(vi)    failure to comply with any other covenant or agreement in the Notes or in this Indenture, the Intercreditor Agreement or the Security Documents (other than a failure that is the subject of the foregoing clauses (i), (ii), (iii), (iv) or (v)) and such failure continues for 60 days after written notice is given to the Issuer as provided below;

(vii)    the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Issuer or any of its Restricted Subsidiaries (or any Debt Guaranteed by the Issuer or any of its Restricted Subsidiaries if the Issuer or a Restricted Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Debt or Guarantee existed on the Settlement Date or is thereafter created, which default (a)

constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each of clause (a) and (b), the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $50 million or more;

(viii)    one or more judgments or orders that exceed $50 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 30 days of being entered;

(ix)    the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary insolvency proceeding;

(B)    consents to the entry of an order for relief against it in an involuntary insolvency proceeding;

(C)    consents to the appointment of a Custodian of it or for any substantial part of its Property; or

(D)    makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Significant Subsidiary into another Restricted Subsidiary or the Issuer other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (ix);

(x)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Issuer or any Significant Subsidiary (or such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) or for any substantial part of its Property;

(B)    appoints a Custodian of the Issuer or any Significant Subsidiary (or such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) or for any substantial part of its Property;

(C)    orders the winding up or liquidation of the Issuer or any Significant Subsidiary (or such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary); or

(D)    grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

(xi)    (a) any Subsidiary Guarantee of the Notes by a Significant Subsidiary (or such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee) or (b) any such Significant Subsidiary that is a Subsidiary Guarantor (or such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) denies or disaffirms obligations under their respective Subsidiary Guarantee, the Indenture, the Intercreditor Agreement or any other Security Document; or

(xii)    the occurrence of any of the following:

(A)    any Security Document or any obligation under the Intercreditor Agreement is held in any judicial proceeding to be unenforceable or invalid in any material respect or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the Indenture, the relevant Security Documents or the Intercreditor Agreement; provided that it will not be a Default if the sole result is that any Lien with a fair market value of not more than $25.0 million ceases to be enforceable; or

(B)    with respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (x) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect in any material respect for any reason other than in accordance with the terms of the relevant Security Documents and the terms of the Indenture or the Intercreditor Agreement, as applicable, and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture if such failure continues for 30 days or (y) the assertion by the Issuer or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; provided that it will not be an Event of Default if such condition results from the action or inaction of the Trustee or the Notes Collateral Agent.

A Default under clauses (vi) and (vii) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.02    Acceleration. If an Event of Default (other than those of the type described in Section 6.01(ix) or (x) with respect to the Issuer) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, or at the direction of the Holders of at least 25% in aggregate principal amount of Notes then outstanding, the Trustee may, declare to be immediately due and payable the principal amount of all the Notes then outstanding, together with all accrued and unpaid interest to the date of acceleration, by notice in writing to the Issuer specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In case of an Event of Default under either clause (ix) or (x) of Section 6.01 hereof with respect to the Issuer, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and annul that declaration and its consequences if:

(a)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)    all existing Defaults and Events of Default, other than the nonpayment of accelerated principal of, premium or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived;

(c)    to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)    the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses (including fees and expenses of counsel to the Trustee), disbursements and advances; and

(e)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(ix) or (x), the Trustee has received an Officer’s Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any Notes. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05    Control by Majority. Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.06, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06    Limitation on Suits. No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

(a)    such Holder has previously given to the Trustee written notice of a continuing Event of Default,

(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity satisfactory to the Trustee to institute such proceeding as trustee, and

(c)    the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

provided, however, that the limitations in this Section 6.06 shall not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of, and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note as set forth in Section 6.07.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest, if any, then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other Property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other Properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuer or, to the extent the Trustee collects any money from any Subsidiary Guarantor, to such Subsidiary Guarantor or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee(a) . (a) In case an Event of Default which the Trustee has, or is deemed to have, notice hereunder shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default,

(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (a) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs of this Section 7.01 (except this paragraph (d)).

(e)    Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

Section 7.02    Rights of Trustee. Subject to Section 7.01:

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a legal, valid and binding execution thereof by such Person.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture unless the Trustee’s conduct constitutes negligence, willful misconduct or bad faith.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuer or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

(i)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)    The Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants herein.

(k)    The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees and each of its capacities hereunder including but not limited to registrar, paying agent and Notes Collateral Agent. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

(l)    The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(m)    The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission (if the Notes are registered with the Commission) for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees (“losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, unless the Issuer has been prejudiced by such failure to notify. The Issuer shall defend the claim, and the Trustee shall cooperate in the defense. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07    Replacement of Trustee. The Trustee shall comply with TIA Section 310(b) to the extent applicable.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign in writing at any time upon 30 days prior notice to the Issuer and shall be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)    the Trustee fails to comply with Section 7.09 hereof or TIA Section 310;

(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a Custodian or public officer takes charge of the Trustee or its Property; or

(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Issuer in the case of the Trustee for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.06 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08    Successor Trustee by Merger, etc. Subject to Section 7.09, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.09    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”) and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee and all Liens securing the Notes shall be released. For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b), (c) and (d) below, and to have satisfied all its other obligations under the Notes, this Indenture and the Security Documents (and the Trustee and the Notes Collateral Agent, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest, if any, on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.01 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith and (d) this Article 8. If the Issuer exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in (a) Section 4.09 through Section 4.18 hereof, (b) Section 5.01(a)(iii) and (iv) and Section 5.01(c) hereof, (c) Article 12 hereof and (d) clauses (iv), (v), (vi) (to the extent it relates to covenants that have become inapplicable as a result of this Section 8.03), (vii), (viii), (ix) (solely with respect to Significant Subsidiaries or a group of Significant Subsidiaries), (x) (solely with respect to Significant Subsidiaries or a group of Significant Subsidiaries) or (xii) of

Section 6.01 hereof, in each case with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee in connection with such outstanding Notes and all Liens securing the Notes shall be released, and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuer exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (iv), (v), (vi) (to the extent it relates to covenants that have become inapplicable as a result of this Section 8.03), (vii), (viii), (ix) (solely with respect to Significant Subsidiaries or a group of Significant Subsidiaries), (x) (solely with respect to Significant Subsidiaries or a group of Significant Subsidiaries) or (xi) (solely with respect to Significant Subsidiaries or a group of Significant Subsidiaries) of Section 6.01, or because of the Issuer’s failure to comply with clauses (a)(iii) and (iv) and clause (b) of Section 5.01.

Section 8.04    Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes. To exercise Legal Defeasance or Covenant Defeasance:

(a)    the Issuer shall deposit, or cause to be deposited, irrevocably in trust with the Trustee for the benefit of the Holders, money or U.S. Government Obligations, or any combination thereof, in such amount, and without reinvestment on the deposited U.S. Government Obligations, as will be sufficient, as stated in an Officer’s Certificate delivered to the Trustee, for the payment of principal, premium, if any, and interest, if any, on the Notes to maturity or redemption, as the case may be;

(b)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect thereto;

(c)    such deposit shall not constitute a default under any other agreement or instrument binding on the Issuer;

(d)    in the case of Legal Defeasance, the Issuer shall deliver to the Trustee an Opinion of Counsel stating that:

(1)    the Issuer has received from the Internal Revenue Service a private letter ruling; or

(2)    since the date of this Indenture there has been a change in any applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(e)    in the case of Covenant Defeasance, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(f)    the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with as required by this Indenture.

Section 8.05    Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, based on an Officer’s Certificate delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Issuer. Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuer.

Section 8.07    Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Subsidiary Guarantors’ obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest, if any, on, any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes. (a) Notwithstanding Section 9.02 of this Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents and the Subsidiary Guarantees without the consent of any Holder to:

(i)    cure any ambiguity, omission, defect or inconsistency;

(ii)    provide for the assumption by a Surviving Person of the obligations of the Issuer under this Indenture or the Security Documents;

(iii)    evidence the assumption by a Surviving Person of the obligations of the Issuer to any such Holder and covenants for the protection of any such Holder;

(iv)    provide for uncertificated Notes in addition to or in place of certificated Notes;

(v)    provide for any Subsidiary Guarantee with respect to the Notes or to release any Subsidiary Guarantee of the Notes as provided or permitted under this Indenture;

(vi)    make any change that does not adversely affect the rights of any Holder;

(vii)    provide for the issuance of Additional Notes in accordance with this Indenture;

(viii)    add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Issuer;

(ix)    confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes or the Note Guarantees when such release, termination or discharge is provided for in accordance with the terms of this Indenture or the Security Documents;

(x)    conform any provision of this Indenture, the Notes or the Security Documents to the provisions under the caption “Description of New Notes” in the Offering Memorandum to the extent that such provision in the “Description of New Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Security Documents;

(xi)    make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents;

(xii)    grant any Lien for the benefit of the holders of any future Pari Passu Notes Lien Debt, Pari Passu ABL Lien Debt or Junior Lien Debt in accordance with and as permitted by the terms of the Indenture and the Intercreditor Agreement (and, with respect to Junior Lien Debt, any Junior Lien Intercreditor Agreement);

(xiii)    add additional secured parties to the Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under the Indenture;

(xiv)    mortgage, pledge, hypothecate or grant a security interest in favor of the Notes Collateral Agent for the benefit of the Trustee and the holders of the Notes as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Notes Collateral Agent in accordance with the terms of the Indenture or otherwise; or

(xv)    provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and the Intercreditor Agreement in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementation or other modification from time to time of any agreement in accordance with the terms of the Indenture, the Intercreditor Agreement and the relevant Security Documents.

(b)    In addition, the holders of the Notes will be deemed to have consented for purposes of the Security Documents and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Security Documents and the Intercreditor Agreement, including as set forth in Section 7.4 of the Intercreditor Agreement:

(i)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Notes Lien Debt that are incurred in compliance with the ABL Credit Agreement and the Notes Documents and (B) to establish that the Liens on any Collateral securing such Pari Passu Notes Lien Debt shall rank equally with the Liens on such Collateral securing the obligations under the Indenture, the Notes and the Subsidiary Guarantees;

(ii)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu ABL Lien Debt or Debt under a Foreign ABL Facility that is incurred in compliance with the ABL Credit Agreement and the Notes Documents, (B) to establish that the Liens on any Collateral securing such Pari Passu ABL Lien Debt or any Debt under a Foreign ABL Facility shall rank equally with the Liens on such Collateral securing the ABL Obligations and senior to the Liens on such ABL Priority Collateral securing any obligations under the Indenture, the Notes and the Subsidiary Guarantees, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment, (C) to establish that the Liens on any Notes Priority Collateral securing such Pari Passu ABL Lien Debt or Debt under a Foreign ABL Facility shall be junior and subordinated to the Liens on such Notes Priority Collateral securing any obligations under the Indenture, the Notes and the Subsidiary Guarantees, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;

(iii)    to establish that the Liens on any ABL Priority Collateral securing any Debt replacing the ABL Credit Agreement permitted to be incurred under Section 4.09(b) shall be senior to the Liens on such ABL Priority Collateral securing any obligations under the Indenture, the Notes and the Subsidiary Guarantees, and that any obligations under the Indenture, the Notes and the Subsidiary Guarantees shall continue to be secured on a first-priority basis by the Notes Priority Collateral and on a second-priority basis on the ABL Priority Collateral; and

(iv)    upon any cancellation or termination of the ABL Credit Agreement ithout a replacement thereof, to establish that the ABL Priority Collateral shall become Notes Priority Collateral.

Any such additional party, the ABL Collateral Agent, the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officer’s Certificate certifying that such Pari Passu Notes Lien Debt, Debt under a Foreign ABL Facility or Pari Passu ABL Lien Debt, as the case may be, was issued or borrowed in compliance with the ABL Credit Agreement and the Notes Documents, and no Opinion of Counsel shall be required in connection therewith.

(c)    The holders of the Notes also will be deemed to have consented for purposes of the Indenture, the Security Documents and the Intercreditor Agreement to the execution and delivery by the Trustee and Collateral Agent of a Junior Lien Intercreditor Agreement to the extent it is approved by the ABL Collateral Agent or, if the ABL Credit Agreement has been replaced, any other agent for the holders of ABL Obligations.

Section 9.02    With Consent of Holders of Notes. (a) Except as provided under clauses (b) and (c) of this Section 9.02, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents (subject to compliance with the Intercreditor Agreement) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest, if any, on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for Notes).

(b)    Without the consent of each Holder of an outstanding Note, an amendment or waiver under this Section 9.02 may not:

(i)    reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(ii)    reduce the rate of or extend the time for payment of interest, if any, on any Note;

(iii)    reduce the principal of or extend the Stated Maturity of any Note;

(iv)    make any Note payable in money other than that stated in the Note;

(v)    impair the right of any Holder of Notes to receive payment of principal, premium, if any, and interest, if any, on such Holder’s Notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(vi)    subordinate the Notes in right of payment to any other obligation of the Issuer or the applicable Subsidiary Guarantor;

(vii)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in Section 3.07 hereof;

(viii)    reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(ix)    at any time after the Issuer is obligated to make a Collateral Sale Offer or Non-Collateral Sale Offer, as applicable, modify or change the obligation to make such Collateral Sale Offer or Non-Collateral Sale Offer;

(x)    make any change in the provisions of this Article 9 which require the consent of each Holder or in the waiver provisions; or

(xi)    release any Subsidiary from its obligations under its Subsidiary Guarantee of the Notes or this Indenture other than pursuant to the terms of this Indenture relating to the release of Subsidiary Guarantors of the Notes.

(c)    Without the consent of the Holders of at least 66 2/3% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may release all or substantially all of the value of the Collateral (other than in a transaction otherwise permitted by the Indenture).

(d)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(e)    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(f)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture or waiver. Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

Section 9.03    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05    Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to customary exceptions, and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01    Satisfaction and Discharge. This Indenture and the Security Documents will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes when:

(a)    either:

(1)    all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Issuer and is thereafter repaid to the Issuer or discharged from the trust) have been delivered to the Trustee for cancellation; or

(2)    all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and, in the case of (A), (B) or (C), the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

(b)    the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(c)    if required by the Trustee, the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 10.02    Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 10.03 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the “Trustee”) pursuant to Section 10.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 10.03    Repayment to Issuer. Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Issuer.

ARTICLE 11

SUBSIDIARY GUARANTEES

Section 11.01    Subsidiary Guarantee. Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Subject to Section 6.06, each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, such Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of such Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of such Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any nonpaying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02    Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will not exceed, and will be considered limited to, the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03    Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 11.01, on the Settlement Date, each Subsidiary Guarantor hereby agrees that this Indenture will be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on any Note.

If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

In the event that any Subsidiary is required by Section 4.16 hereof to become a Subsidiary Guarantor after the Settlement Date, the Issuer shall cause such Subsidiary to execute a supplemental indenture to this Indenture substantially in the form of Exhibit E in accordance with this Article 11.

Section 11.04    Releases. The Subsidiary Guarantee of a Subsidiary Guarantor shall be released under the circumstances set forth in Section 4.16(b) hereof.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

COLLATERAL

Section 12.01    The Collateral.

(a)    The Issuer and the Subsidiary Guarantors hereby appoint U.S. Bank National Association to act as Notes Collateral Agent, and each Holder, by its acceptance of any Notes and the Subsidiary Guarantees thereof, irrevocably consents and agrees to such appointment. The Notes Collateral Agent shall have the privileges, powers and immunities as set forth in this Indenture and the Security Documents. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the duties of the Notes Collateral Agent shall be administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Subsidiary Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07 and Section 8.05 herein, and the Notes and the Subsidiary Guarantees thereof shall be secured by (i) first-priority Liens and security interests on the Notes Priority Collateral and (ii) second-priority Liens and security interests on the ABL Priority Collateral (in each case subject to Permitted Liens and Liens not securing Debt), as and to the extent provided in the Security Documents, which the Issuer and the Subsidiary Guarantors, as the case may be, will enter into on the Settlement Date, including the Pledge and Security Agreement and the Intercreditor Agreement, and will be secured pursuant to the Security Documents hereafter delivered as required or permitted by this Indenture and the Security Documents. The Collateral will also secure the Issuer’s and the Subsidiary Guarantors’ Obligations under the ABL Credit Agreement, Pari Passu Notes Lien Indebtedness and Pari Passu ABL Lien Indebtedness as provided in the Intercreditor Agreement and any Junior Lien Indebtedness as provided under any Junior Lien Intercreditor Agreement. The Issuer and the Subsidiary Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral on behalf of and for the benefit of all of the Holders, the Trustee and the Notes Collateral Agent, in each case pursuant to the terms of the Security Documents, and the Notes Collateral Agent and the Trustee are hereby directed and authorized by the Holders to execute and deliver the Pledge and Security Agreement, including the exhibits thereto, the Intercreditor Agreement, including any amendment thereto contemplated by Section 7.4 thereof, and the other Security Documents.

(b)    Each Holder, by its acceptance of any Notes and the Subsidiary Guarantees thereof, irrevocably consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, agrees to the appointment of the Notes Collateral Agent and authorizes and directs the Notes Collateral Agent (i) to enter into the Security Documents (including, without limitation, the Intercreditor Agreement), whether executed on or after the Settlement Date, and perform its obligations and exercise its rights, powers and discretions under the Security Documents in accordance therewith, (ii) make the representations of the Holders set forth in the Security Documents (including, without limitation, the Intercreditor Agreement), and (iii) bind the Holders on the terms as set forth in the Security Documents (including, without limitation, the Intercreditor Agreement).

(c)    The Trustee, the Notes Collateral Agent and each Holder, by accepting the Notes and the Subsidiary Guarantees thereof acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Notes Collateral Agent and the Trustee, and that the Lien of this Indenture and the

Security Documents in respect of the Trustee, the Notes Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 12.02    Further Assurances; After-Acquired Property. To the extent required under another provision of this Indenture or under any of the Security Documents:

(a)    the Issuer and the Subsidiary Guarantors shall, at their sole expense, (i) execute any and all further documents, financing statements, agreements and instruments and (ii) take all further actions that may be required under applicable law, or that the Notes Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral,

(b)    from time to time, the Issuer and the Subsidiary Guarantors will reasonably promptly secure the obligations under this Indenture and Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral and

(c)    upon the acquisition by any of the Issuer or the Subsidiary Guarantors after the Settlement Date of any assets of a type that would constitute Collateral (other than Excluded Property), the Issuer or such Subsidiary Guarantor shall execute and deliver any information, documentation and financing statements or other certificates as may be necessary to vest in the Notes Collateral Agent a perfected security interest, with the priority required by this Indenture, the Security Documents and the Intercreditor Agreement, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Security Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 12.03    Release of Liens on the Collateral.

(a)    The Liens on the Collateral securing the Notes will automatically and without the need for any further action by any Person be released:

(1)    in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;

(2)    in whole upon:

(A)    a Legal Defeasance or Covenant Defeasance as set forth in Article 8 hereof; or

(B)    the satisfaction and discharge of this Indenture as set forth in Section 10.01 hereof;

(3)    in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Issuer or any Subsidiary Guarantor (other than to the Issuer or another Subsidiary Guarantor) in a transaction not prohibited by this Indenture or the Security Documents at the time of such sale, transfer or disposition (b) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary) or (c) ceases to constitute Collateral in accordance with the terms of this Indenture and the Security Documents;

(4)    in whole or in part, as applicable, in accordance with the provisions in Article 9;

(5)    in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement;

(6)    with respect to any ABL Priority Collateral, upon the release of the Lien on such ABL Priority Collateral securing all ABL Obligations in accordance with the terms of all the ABL Documents (other than a discharge on payment thereof); or

(7)    in whole or in part, as applicable, as to all or any part of the Collateral that has been taken by eminent domain, condemnation or other similar circumstances,

provided that, in the case of any release in whole pursuant to clauses (1), (2) and (4) above, all amounts owing to the Trustee and the Notes Collateral Agent under this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement have been paid in full.

(b)    To the extent a proposed release of Collateral is not automatic and requires action by the Trustee or the Notes Collateral Agent, the Issuer and each Subsidiary Guarantor will furnish to the Trustee and the Notes Collateral Agent, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officer’s Certificate that all conditions precedent provided for in this Indenture and the Security Documents relating to such release have been complied with. For the avoidance of doubt, it is agreed and understood that no Opinion of Counsel shall be required in connection with any such release, except as specifically set forth in this Indenture where such Opinion of Counsel is required as a result of any other action taken in connection with such release.

(c)    Upon compliance by the Issuer or the Subsidiary Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Notes Collateral Agent shall promptly cause to be released and reconveyed (at the expense of the Issuer or the applicable Subsidiary Guarantors) to the Issuer or such Subsidiary Guarantor, as the case may be, the released Collateral and execute and deliver or file such termination or partial release statements and take such other actions as are reasonably necessary to effect the foregoing.

Section 12.04    Authorization of Actions to be Taken by the Trustee or the Notes Collateral Agent Under the Security Documents.

(a)    Subject to the provisions of the Security Documents and the Intercreditor Agreement, each of the Trustee or the Notes Collateral Agent may (but shall not be obligated to),

in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (1) enforce any of its rights or any of the rights of the Holders under the Security Documents and (2) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Subsidiary Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee or the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)    Except as otherwise expressly set forth in the Pledge and Security Agreement, neither the Trustee nor the Notes Collateral Agent shall be responsible for, nor do they make any representation regarding, the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Notes Collateral Agent shall have any responsibility for recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c)    The Trustee and the Notes Collateral Agent, in giving any consent or approval under the Security Documents or in executing any Security Documents, shall be entitled to receive, as a condition to such consent or approval or to executing such document in the case of a request to execute a Security Document, a request of the Issuer and, in all cases, an Officer’s Certificate to the effect that all conditions precedent specified in this Indenture with respect to the action or omission for which consent or approval is to be given have been satisfied or that such action or omission for which consent or approval is not being given does not violate this Indenture, as applicable, and the Trustee and the Notes Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate.

Section 12.05    Regarding the Notes Collateral Agent.

(a)    The Notes Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate.

(b)    Except as otherwise expressly set forth in the Pledge and Security Agreement, neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to the

Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Subsidiary Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.

(c)    Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(d)    The Notes Collateral Agent shall not be liable for (i) any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, and (ii) interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent shall be segregated from other funds except to the extent required by law).

(e)    The Notes Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

(f)    For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Notes Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or earlier termination, resignation or removal of the Trustee, in such capacity, to the extent the Security Documents remain in force thereafter.

(g)    It is understood and agreed that the Notes Collateral Agent is hereby authorized and directed by the Trustee and the Holders to execute and deliver (i) any Junior Lien Intercreditor Agreement and/or (ii) any other intercreditor agreement or arrangement (including any amendment contemplated by Section 7.4 of the Intercreditor Agreement) entered into in connection with the incurrence by the Issuer and/or any Subsidiary Guarantor of Pari Passu Notes Lien Debt that is consistent with market terms governing security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the Intercreditor Agreement or other arrangement is proposed to be established; it being understood and agreed that a certificate from an Officer of the Issuer certifying that such intercreditor agreement or arrangement satisfies the foregoing standard shall be conclusive evidence of the same.

ARTICLE 13

MISCELLANEOUS

Section 13.01    Notices. Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer:

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Chief Financial Officer

Telephone: 817.424.2000

If to the Trustee or to the Notes Collateral Agent:

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Global Corporate Trust

Telephone: 404.898.8830

Telecopier No.: 404.898.2467

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to such Holder’s address shown on the Security Register.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.02    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under any provision of this Indenture (except for the first issuance of Notes and/or any action contemplated by Article 12 hereof (except as specified in (i) in the case of any Officer’s Certificate, Sections 12.03(b), 12.04(c) and 12.05 hereof or (ii) in the case of any Opinion of Counsel, the last sentence of Section 12.03(b) hereof)), the Issuer shall furnish to the Trustee and/or the Notes Collateral Agent:

(a)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee and/or the Notes Collateral Agent (which shall include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or the Notes Collateral Agent (which shall include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.03    Statements Required in Certificate or Opinion. Each certificate (other than certificates provided pursuant to Section 4.04 hereof) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.04    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05    No Personal Liability of Directors, Officers, Affiliates, Employees and Stockholders. No director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Issuer or the Subsidiary Guarantors will have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Security Documents (including the Intercreditor Agreement) or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 13.06    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07    No Adverse Interpretation of Other Agreements.    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08    Successors. All covenants and agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All covenants and agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind their respective successors.

Section 13.09    Severability. In case any provision in this Indenture, in the Notes or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.10    Consent to Jurisdiction and Service of Process. The Issuer and the Subsidiary Guarantors irrevocably consent to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. Each of the Issuer and the Subsidiary Guarantors waive any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

Section 13.11    Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture (including any Global Notes or Definitive Notes) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.12    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13    Payments Due on Non-Business Days. If any date on which interest, principal or premium, if any, is payable on the Notes is not a Business Day, then payment of such amounts payable on such date will be made on the next succeeding day that is a Business Day (and without any interest of other payment in respect of any such delay) with the same force and effect as if made on such interest, principal or premium payment date, as the case may be.

[Signatures on following page]

SIGNATURES

Dated as of July 6, 2020

GAMESTOP CORP.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

SUBSIDIARY GUARANTORS:

GAMESTOP, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

SUNRISE PUBLICATIONS, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

ELBO INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

EB INTERNATIONAL HOLDINGS, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

GAMESTOP TEXAS LTD.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

MARKETING CONTROL SERVICES, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

SOCOM LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Sole Member

GS MOBILE, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

GEEKNET, INC.

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

GME ENTERTAINMENT, LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Sole Member

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

NOTES COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

EXHIBIT A

(Face of Note)

10.000% Senior Secured Note due 2023

CUSIP ISIN:

No.	$

GAMESTOP CORP.

promise to pay to CEDE & CO., INC. or registered assigns, the principal sum of ($            ) on March 15, 2023.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2020.

Record Dates: March 1 and September 1.

Dated: July 6, 2020.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

GAMESTOP CORP.

By:
Name:
Title:

This is one of the [Global] Notes referred to in the within- mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [ ]

(Back of Note)

10.000% Senior Secured Note due 2023

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the OID Legend, if applicable pursuant to the terms of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest. GAMESTOP CORP., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 10.000% per annum until maturity. The Issuer shall pay interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2020. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note is registered at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuer maintained for such purpose or may be made by check mailed to the registered address of the Holders. Additionally, at the option of the Issuer, payment of principal, premium, if any, and interest, if any, may be made by wire transfer of immediately available funds to the Holders that shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4.    Indenture. The Issuer issued the Notes under an Indenture dated as of July 6, 2020 (“Indenture”) among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount.

5.    Security. The Notes and the Guarantees will be secured by first-priority Liens and security interests on the Notes Priority Collateral and by second-priority Liens and security interests on the ABL Priority Collateral, in each case subject to Permitted Liens and Liens not prohibited by the Indenture, subject to the terms and conditions set forth in the Indenture and the Security Documents. The Notes Collateral Agent will hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents. Each Holder by accepting this Note consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

6.    Optional Redemption.

(a)    Except as set forth in clause (b) or (c) below, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2022. On or after such date, the Issuer may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice (except that redemption notices may be provided more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date (subject to the right of holders of Notes of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(b)    In addition, at any time on or prior to March 15, 2022, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 110.00% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date), with the net cash proceeds of any one or more Equity Offerings; provided that:

(i)    at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)    the redemption occurs within 120 days of the closing of such Equity Offering.

(c)    At any time on or prior to March 15, 2022, the Notes may be redeemed, in whole or in part at the option of the Issuer, upon not less than 10 nor more than 60 days’ prior notice (except that redemption notices may be provided more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), mailed by first-class mail to each holder’s registered address or, if the Notes are held through the Depositary, through the Applicable Procedures, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus the Applicable Premium then in effect, plus accrued and unpaid interest, if any, to, but not including, the date of the redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date) (the “Make-Whole Redemption Date”).

7.    Notice of Redemption. Notice of redemption shall be mailed or, if the Notes are held through the Depositary, through the Applicable Procedures, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

8.    Mandatory Redemption. The Issuer shall not be required to make any sinking fund payments with respect to the Notes. Except as provided in Section 4.12 or 4.17 of the Indenture, the Issuer shall not be required to make any mandatory redemption or repurchase with respect to the Notes.

9.    Repurchase at Option of Holder. The provisions governing Asset Sale Offers and Change of Control Offers are set forth in Section 3.09, 4.12 and 4.17, of the Indenture.

10.    Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon, and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11.    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

12.    Amendment, Supplement and Waiver. The Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented as provided in the Indenture.

13.    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Subsidiary Guarantors, the Trustee and the Holders will be as set forth in the applicable provisions of the Indenture.

14.    Trustee Dealings with Issuer. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

15.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Issuer as such, shall have any liability for any obligations of the Issuer under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

16.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Chief Financial Officer

19.    Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.12 or 4.17 of the Indenture, check the box below:

☐    Section 4.12

☐    Section 4.17

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

Sign exactly as your name appears on the Note) Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Chief Financial Officer

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Global Corporate Trust

Telephone: 404.898.8830

Telecopier No.: 404.898.2467

Re:    10.000% Senior Secured Notes due 2023

Reference is hereby made to the Indenture, dated as of July 6, 2020 (the “Indenture”), among GameStop Corp. (the “Issuer”), and U.S. Bank National Association, as trustee and as notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other thanRule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note:

(e)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(f)    ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(g)    ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)    ☐ a beneficial interest in the:

(i)    ☐ 144A Global Note (CUSIP                     ), or

(ii)    ☐ Regulation S Global Note (CUSIP                     ), or

(b)    ☐ a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)    ☐ a beneficial interest in the:

(i)    ☐ 144A Global Note (CUSIP), or

(ii)    ☐ Regulation S Global Note (CUSIP), or

(iii)    ☐ Unrestricted Global Note (CUSIP); or

(b)    ☐ a Restricted Definitive Note; or

(c)    ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Chief Financial Officer

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Global Corporate Trust

Telephone: 404.898.8830

Telecopier No.: 404.898.2467

Re:    10.000% Senior Secured Notes due 2023

Reference is hereby made to the Indenture, dated as of July 6, 2020 (the “Indenture”), among GameStop Corp. (the “Issuer”) and U.S. Bank National Association, as trustee and as notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the

Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes:

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global

Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Chief Financial Officer

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Global Corporate Trust

Telephone: 404.898.8830

Telecopier No.: 404.898.2467

Re:    10.000% Senior Secured Notes due 2023

Reference is hereby made to the Indenture, dated as of July 6, 2020 (the “Indenture”), among GameStop Corp. (the “Issuer”) and U.S. Bank National Association, as trustee and as notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of a Definitive Note, we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F)

D-1

pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

SUPPLEMENTAL INDENTURE

dated as of [                    ,         ]

among

GAMESTOP CORP.,

[The Guarantor(s) Party Hereto]

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

10.00% Senior Secured Notes due 2023

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [                    ,         ], among GAMESTOP CORP., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. BANK NATIONAL ASSOCIATION, as trustee and notes collateral agent (the “Trustee” or the “Notes Collateral Agent”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of July 6, 2020 (the “Indenture”), relating to the Company’s 10.000% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, as a condition to the Trustee and Notes Collateral Agent entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause certain Domestic Restricted Subsidiaries to provide Subsidiary Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GAMESTOP CORP., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

E-3